                                                                    Exhibit 99.2

                            ASSET PURCHASE AGREEMENT

                            DATED AS OF JULY 3, 2007

                                 BY AND BETWEEN

                           ATWOOD ACQUISITION CO. LLC

                                  AS PURCHASER

                                       AND

                          ATWOOD MOBILE PRODUCTS, INC.

                                    AS SELLER

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     1
   1.1   Certain Definitions.............................................     1
   1.2   Terms Defined Elsewhere in this Agreement.......................     8
   1.3   Other Definitional and Interpretive Matters.....................    10

ARTICLE II PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES........    11
   2.1   Purchase and Sale of Assets.....................................    11
   2.2   Excluded Assets.................................................    12
   2.3   Assumption of Liabilities.......................................    13
   2.4   Excluded Liabilities............................................    13
   2.5   Further Conveyances and Assumptions.............................    14
   2.6   Bulk Sales Laws.................................................    14
   2.7   Non-Assignment of Assumed Contracts.............................    14

ARTICLE III CONSIDERATION................................................    15
   3.1   Consideration...................................................    15
   3.2   Purchase Price Deposit..........................................    15
   3.3   Payment of Purchase Price.......................................    15
   3.4   Calculation of Final Purchase Price.............................    16
   3.5   Prorations; Prepaid Expenses....................................    17

ARTICLE IV CLOSING AND TERMINATION.......................................    17
   4.1   Closing Date....................................................    17
   4.2   Deliveries by Seller............................................    17
   4.3   Deliveries by Purchaser.........................................    19
   4.4   Termination of Agreement........................................    19
   4.5   Procedure Upon Termination......................................    20
   4.6   Effect of Termination; Break-Up Fee.............................    20

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLERS......................    21
   5.1   Organization and Good Standing..................................    21
   5.2   Authorization of Agreement......................................    21
   5.3   Conflicts; Consents of Third Parties............................    22
   5.4   Title to Purchased Assets.......................................    22
   5.5   Real Property...................................................    22
   5.6   Intellectual Property...........................................    24
   5.7   Employee Benefits...............................................    25
   5.8   Litigation......................................................    25
   5.9   Compliance with Laws............................................    25
   5.10  Financial Advisors..............................................    25
   5.11  Environmental Matters...........................................    25
   5.12  Financial Statements............................................    26

                                TABLE OF CONTENTS
                                   (CONTINUED)

   5.13  Taxes...........................................................    26
   5.14  Labor Activities................................................    26
   5.15  Assumed Contracts and Assumed Leases............................    27
   5.16  Sufficiency of Purchased Assets.................................    27
   5.17  Customers and Suppliers.........................................    27
   5.18  Certificate of Service..........................................    27
   5.19  No Other Representations or Warranties; Schedules...............    27
   5.20  Survival of Representations and Warranties......................    28

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER...................    28
   6.1   Organization and Good Standing..................................    28
   6.2   Authorization of Agreement......................................    28
   6.3   Conflicts; Consents of Third Parties............................    29
   6.4   Litigation......................................................    29
   6.5   Financial Advisors..............................................    29
   6.6   Financial Capability............................................    29
   6.7   Condition of the Business.......................................    29
   6.8   Adequate Assurances Regarding Executory Contracts...............    30

ARTICLE VII BANKRUPTCY COURT MATTERS.....................................    30
   7.1   Bankruptcy Actions..............................................    30
   7.2   Seller Actions..................................................    31
   7.3   Purchaser Actions...............................................    31
   7.4   Adequate Assurances.............................................    31
   7.5   Support of Sale Order...........................................    31
   7.6   Assignment of Contracts.........................................    31
   7.7   Cure of Defaults................................................    31
   7.8   Competing Transaction...........................................    32
   7.9   Notice to Potential Claimants...................................    32

ARTICLE VIII COVENANTS...................................................    32
   8.1   Access to Information...........................................    32
   8.2   Conduct of the Business Pending the Closing.....................    33
   8.3   Regulatory Approvals............................................    34
   8.4   Further Assurances..............................................    35
   8.5   Bonds, Letters of Credit, Etc...................................    36
   8.6   Confidentiality.................................................    37
   8.7   Non-solicitation................................................    37
   8.8   Seller Non-compete..............................................    38
   8.9   Purchaser Non-compete...........................................    38
   8.10  Exclusivity.....................................................    39
   8.11  Preservation of Records.........................................    39
   8.12  Publicity.......................................................    40
   8.13  Supplementation and Amendment of Schedules......................    40
   8.14  Cooperation with Seller.........................................    40
   8.15  Dura Marks......................................................    40

                                TABLE OF CONTENTS
                                   (CONTINUED)

   8.16  License Agreement...............................................    41
   8.17  Non Disturbance Agreements......................................    41
   8.18  Landlord Waivers................................................    41
   8.19  Title Policies..................................................    41
   8.20  Environmental Waiver............................................    42
   8.21  Responsibility for Excluded Liabilities.........................    42
   8.22  Transition Services.............................................    42

ARTICLE IX EMPLOYEES AND EMPLOYEE BENEFITS...............................    42
   9.1   Employment......................................................    42
   9.2   Employee Benefits in General....................................    43
   9.3   Health & Welfare Claims.........................................    43
   9.4   Retirement Plans................................................    44

ARTICLE X CONDITIONS TO CLOSING..........................................    44
   10.1  Conditions Precedent to Obligations of Purchaser................    44
   10.2  Conditions Precedent to Obligations of Sellers..................    45
   10.3  Conditions Precedent to Obligations of Purchaser and Sellers....    45
   10.4  Frustration of Closing Conditions...............................    46

ARTICLE XI TAXES.........................................................    46
   11.1  Transfer Taxes..................................................    46
   11.2  Purchase Price Allocation.......................................    46
   11.3  Miscellaneous...................................................    46

ARTICLE XII MISCELLANEOUS................................................    46
   12.1  Expenses........................................................    46
   12.2  Injunctive Relief...............................................    47
   12.3  Submission to Jurisdiction; Consent to Service of Process.......    47
   12.4  Waiver of Right to Trial by Jury................................    47
   12.5  Entire Agreement; Amendments and Waivers........................    47
   12.6  Parties in Interest.............................................    48
   12.7  Governing Law...................................................    48
   12.8  Notices.........................................................    48
   12.9  Severability....................................................    49
   12.10 Binding Effect; Assignment......................................    49
   12.11 Non-Recourse....................................................    49
   12.12 Termination of Representations and Warranties...................    50
   12.13 Warranties Exclusive............................................    50
   12.14 Counterparts....................................................    50
   12.15 Mutual Drafting.................................................    50

                                TABLE OF CONTENTS
                                   (CONTINUED)

Schedules

1            Selling Affiliates
1.1(a)       Assumed Leases
1.1(b)       Domain Names
1.1(c)       Dura Marks
1.1(d)       Knowledge of Seller
1.1(e)       Patents
1.1(f)       Permitted Exceptions
1.1(g)       Trademarks
1.1(h)       Accounting Principles
2.1(b)(i)    Owned Real Property
2.1(b)(ii)   Leased Real Property
2.1(c)       Assumed Contracts
2.2(m)       Other Excluded Assets
5.1          Jurisdictions, Qualifications to do Business, Licenses
5.3(a)       No Conflicts
5.3(b)       Consents
5.5(a)       Exceptions to Owned Real Property
5.5(b)       Exceptions to Real Property
5.5(c)       Exceptions to Leased Real Property
5.5(d)       Exceptions to Facilities
5.6          Intellectual Property
5.7          Employee Benefits Plans
5.8          Litigation
5.9(a)       Compliance with Laws
5.9(b)       Permits
5.10         Financial Advisors
5.11         Environmental Matters
5.12         Financial Statements
5.13         Taxes
5.14         Labor Activities
5.17         Customers and Suppliers
5.18         Certificate of Service the United States Trustee
6.3(a)       Conflicts
8.2(a)       Exceptions to Conduct of Business
8.2(b)       Exceptions to Negative Covenants
8.4(c)       Shared Contracts
8.5          Bonds, Letters of Credit, Etc.
8.16         Patents Licensed in Connection with the Mass Transit Business
11.2         Purchase Price Allocation

Exhibits

A        Bill of Sale
B        Assignment and Assumption Agreement

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                                TABLE OF CONTENTS
                                   (CONTINUED)

C        Special Warranty Deed
D        Assignment and Assumption of Lease
E        West Union Lease Agreement
F        License Agreement (Intellectual Property)
G        Sale Motion
H        Bidding Procedures Order
I        Sale Order
J        Transition Services Agreement

                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT, dated as of July 3, 2007 (this "Agreement"), by and among Atwood Mobile Products, Inc., an Illinois corporation ("Seller"), certain subsidiaries of Seller identified on the signature pages hereto (collectively with Seller, the "Sellers") and Atwood Acquisition Co. LLC, a Delaware limited liability company ("Purchaser"). (Each of Sellers and Purchaser is a "Party" and collectively they are the "Parties" to this Agreement).

                                   WITNESSETH:

WHEREAS, Sellers, together with those Affiliates of Seller identified on
Schedule 1 hereto (each such Affiliate is sometimes hereinafter referred to as a "Selling Affiliate"), owns the Purchased Assets; WHEREAS, Seller is a direct wholly owned subsidiary of Dura Operating Corp., a Delaware corporation ("Dura");

WHEREAS, on October 30, 2006 (the "Petition Date"), Dura and its debtor Affiliates, including Seller, filed voluntary petitions for relief under chapter 11 of the United States Code, jointly administered as Case No. 06-11202 (KJC) (the "Chapter 11 Cases"); and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase, acquire and assume from Sellers, pursuant to sections 363 and 365 of the Bankruptcy Code, all of the Purchased Assets and Assumed Liabilities to the extent used in connection with or related to the Business as presently conducted, all as more specifically provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   DEFINITIONS

     Certain Definitions.

          For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

          "Applicable Rate" means the prime rate of interest as published from time to time in The Wall Street Journal.

          "Assumed Leases" means the leases set forth on Schedule 1.1(a).

          "Bankruptcy Code" means Title 11 of the United States Code.

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases originally administered in the United States Bankruptcy Court of the District of Delaware.

          "Business" means the business of Sellers, the Selling Affiliates and their respective Subsidiaries relating to the design, manufacture, marketing, distribution and sale of window (glass or vinyl), door, glass, aluminum, hardware, appliance and electronic products for recreational and (solely with respect to the Sellers) other vehicles, manufactured housing and (solely with respect to the Sellers) other markets, including the products sold under the Atwood, Creation, Kemberly, Wedgewood, Spec-Temp, DURALeg, Hydro Flame and Levelegs brands, but excluding the Mass Transit Business and the assets and operations of the China Joint Venture.

          "Business Day" means any day of the year on which national banking institutions in New York City are open to the public for conducting business and are not required or authorized to close.

          "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law.

          "Claims" means any and all claims as defined in section 101(5) of the Bankruptcy Code.

          "Closed Facilities" means the Sellers' facilities in Selinsgrove, Pennsylvania and LaGrange, Indiana.

          "Closing Working Capital" means the Working Capital as shown on the Closing Statement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contract" means any oral or written contract, indenture, note, bond, lease (excluding any Assumed Lease), license or other agreement.

          "Copyrights" means all copyrightable works, and all United States registered copyrights and applications therefor, that are used primarily by Sellers in connection with the Business.

          "Dip Financing" means (a) the Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November 30, 2006, by and among Dura, Dura Automotive Systems, Inc., certain subsidiaries of Dura Automotive Systems, Inc. and Dura, Goldman Sachs Credit Partners L.P., General Electric Capital Corporation, Barclay's Capital, and Bank of America; and (b) the Senior Secured Super-Priority Debtor In Possession Term Loan and Guaranty Agreement, dated as of October 31, 2006, by and among Dura, Dura Automotive Systems, Inc., certain subsidiaries of Dura Automotive Systems, Inc. and Dura, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., Barclays Capital, and Bank of America.

          "Domain Names" means the internet domain names owned or licensed by Sellers and/or the Selling Affiliates that are listed or described on Schedule 1.1(b), and all registrations, applications and renewals related to the foregoing.

          "Dura Marks" means all registered and unregistered trademarks, service marks, domain names, corporate names, brand names, design, logos, slogans, and other indicia of origin incorporating the name Dura or Excel or any other name set forth on Schedule 1.1(c), and any derivatives or variants thereof.

          "Employees" means all individuals, whether or not actively at work, who are employed by Seller or its Subsidiaries in connection with the Business.

          "Environmental Law" means any applicable Law that relates to, concerns, governs, or otherwise imposes liability or standards of conduct concerning pollution, protection of the environment, protection of human or occupational health from Hazardous Substances, Releases or threatened Releases of Hazardous Substances or the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances.

          "Equipment" means all machinery, equipment, furniture, trade fixtures, furnishings, vehicles, leasehold improvements and other tangible personal property used primarily in connection with the Business as presently conducted, including, without limitation, all such artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, facsimile machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Estimated Working Capital" means $48,150,000.

          "Excluded Matter" means any one or more of the following: (i) the effect of any change in the United States' or foreign economies or in the securities or financial markets in general, in either case which does not have a materially disproportionate effect on the Sellers or the Business; (ii) the effect of any change that generally affects any industry in which Sellers operate but which does not have a materially disproportionate effect on the Sellers or the Business; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the effect of any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to Sellers, including their respective employees; (v) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement; (vi) the matters disclosed in Dura Automotive Systems, Inc.'s (A) Annual Report on Form 10-K for the twelve-month period ended December 31, 2005, (B) Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2006, June 30, 2006 and September 30, 2006 or (C) filings on Form 8-K made after November 13, 2006 and prior to the date hereof, each in the form filed with the Securities and Exchange Commission; or
(vii) any effect resulting from the filing of the Chapter 11 Cases and reasonably anticipated effects thereof.

          "Facilities" means the buildings, improvements and fixtures located on the Owned Real Property and the Leased Real Property.

          "GAAP" means generally accepted accounting principles in the United States as applied in a manner consistent with the Seller's historical accounting policies; except that the parties acknowledge that, for purposes of this Agreement, intercompany accounts between the Sellers and Dura (and Dura's other Subsidiaries) have been excluded from the Financial Summary and other financial information provided by the Sellers.

          "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

          "Hardware" means any and all computer and computer-related hardware, including, without limitation, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

          "Hazardous Substances" means: (i) petroleum or petroleum products, including gasoline, diesel fuel, jet fuel, motor oil, synthetic oil, waste or used oil, heating oil, kerosene and any other product containing or produced from crude petroleum; (ii) asbestos in any form; (iii) transformers or other equipment containing polychlorinated biphenyls; (iv) urea formaldehyde foam insulation; (v) radioactive materials; (vi) lead-based paint; (vii) any substance, material, chemical or waste that is regulated by any local, federal or state Law, or Governmental Body, including, but not limited to, any material or substance that is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "toxic substance," "toxic pollutant" or "restricted hazardous waste" under any provision of local, state or federal Law; and (viii) any substance, material, chemical or waste that is regulated as hazardous, radioactive, toxic or as a pollutant by Environmental Laws, including, without limitation, by the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), and the Clean Air Act, as amended (42 U.S.C. Sections 7401 et seq.).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Inventory" means all finished goods, work in process, raw materials, goods in transit, goods at customer sites and other inventory or goods held for sale of a person in all forms, wherever located, now or hereafter existing.

          "Knowledge of Seller" means the actual knowledge of those officers and directors of Sellers identified on Schedule 1.1(d).

          "Law" means any federal, state, local or foreign law, common law, statute, code, ordinance, rule, regulation, decree, order or legally binding decision or determination.

          "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any proceedings by or before a Governmental Body.

          "Liability" means any debt, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

          "Lien" means any defect or imperfection in title, encumbrance, lien, Claim, charge, pledge, mortgage, deed of trust, security interest, lease, sublease, license, option, right of first refusal, easement, right-of-way, servitude, covenant, condition, proxy, voting trust or agreement or transfer restriction under any shareholder or similar agreement.

          "Mass Transit Business" means the non-vinyl window business, including transom, egress and anti-graffiti windows, in each case related to bus, rail, plane or public transportation vehicles.

          "Material Impairment" means any event, circumstance, development, change or effect that, individually or in the aggregate, with all other events, circumstances, developments changes and effects, has or could reasonably be expected to result in (i) a Liability for the Sellers or the Business that would be an Assumed Liability in an amount equal to or greater than $3,000,000 or (ii) an adverse effect of 10% or more on the business, assets, properties, results of operations or financial condition of Sellers (taken as a whole) or the Business.

          "Material Adverse Effect" means any change, effect, development, event, occurrence or state of facts that has or could reasonably be expected to have, individually or in the aggregate, (i) a material adverse effect on the business, assets, properties, results of operations or financial condition of Sellers (taken as a whole) or the Business; or (ii) a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement or perform their obligations under this Agreement, in each case other than an effect resulting from an Excluded Matter.

          "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

          "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business since the Petition Date through the date hereof.

          "Patents" means the United States patents and patent applications owned or licensed by Sellers and/or the Selling Affiliates that are identified on Schedule 1.1(e) hereof, including, without limitation, any continuations, divisionals, continuations in part, or reissues of patent applications and patents issuing thereon.

          "Permits" means any approvals, authorizations, consents, licenses, permits (including permits by rule) or certificates of or issued by a Governmental Body.

          "Permitted Exceptions" means: (i) Liens disclosed in policies of owner's or lender's title insurance relating to any Owned Real Property that have been made available to Purchaser prior to the date hereof; (ii) all encroachments, strips, gores, buildings and other improvements, and other matters with respect to each Facility that are shown on the associated survey delivered to Purchaser prior to the date hereof; (iii) Liens for Taxes which are not delinquent as of the Closing Date or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve for such Taxes is established in accordance with GAAP; (iv) mechanics', carriers', workers', repairers', materialmen's and similar Liens arising or incurred in the Ordinary Course of Business, for amounts which are not due and payable as of the Closing Date or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve for such Liens is established in accordance with GAAP; (v) all Laws provided that such Laws have not been violated by the current use and occupancy of any Facility; (vi) title of a lessor under a capital or operating lease; (vii) licenses of, and any restrictions or conditions on the transfer or assignment of licenses of, intellectual property or other proprietary rights;
(viii) any other Liens which will be discharged on or before the Closing Date in connection with the Sale Order or any other actions of the Bankruptcy Court; and
(ix) all Liens set forth on Schedule 1.1(f).

          "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

          "Products" means any and all products developed, manufactured, marketed or sold by the Business.

          "Purchased Intellectual Property" means all of Sellers' and the Selling Affiliates' transferable rights and interests in and to the Patents, Trademarks, Domain Names, Trademark Rights and Copyrights and all Technology that is primarily used in the Business, in each case subject to (i) any rights therein previously granted to a third party and (ii) the rights granted Sellers pursuant to the License Agreement.

          "Receivables" means all accounts receivable, credits, rights to rebates, refunds and reimbursements related to the Business.

          "Release" means any release, spill, leak, emission, discharge, deposit, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposing, dumping, dispersion or migration of a Hazardous Substance into any indoor or outdoor environmental media (including, without limitation, soil, sediments, land surface, subsurface strata, air or water (including, without limitation, territorial, coastal and inland surface waters, groundwater, streams and water in drains or sewers)), including, without limitation: (i) the movement of uncontained Hazardous Substances through or in any environmental media located within any building, structure or property; (ii) the movement of uncontained Hazardous Substances off-site from any property; and (iii) the abandonment of barrels, containers or other closed receptacles containing Hazardous Substances on any property.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person.

          "Tax Authority" means any federal, state, local or foreign government, or any agency, instrumentality or employee thereof, charged with the administration of any Law relating to Taxes.

          "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

          "Taxes" means (i) all federal, state, local or foreign taxes, charges or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (i).

          "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in the design, development, reproduction, maintenance or modification of, any of the Products.

          "Trademarks" means the United States trademark registrations and applications for trademark registration of the Business owned or licensed by Sellers and/or the Selling

Affiliates that are identified on Schedule 1.1(g) hereof, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof.

          "Trademark Rights" means all common law rights in the United States in trade names, logos, slogans, designs, trade dress, and unregistered trademarks and service marks, together with the goodwill associated with any of the foregoing, which, in each case, are primarily used by Sellers and/or the Selling Affiliates in connection with the Business.

          "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state Law, and the rules and regulations thereunder.

          "Working Capital" means, as of any date of determination, the excess of total Current Assets (excluding cash and cash equivalents) as of such date minus total Current Liabilities as of such date, determined in accordance with GAAP and, to the extent in accordance with GAAP, the accounting methods, policies, practices, procedures, classifications and/or estimation methodologies set forth on Schedule 1.1(h) (the "Accounting Principles") and excluding all items relating to Taxes. In determining total Current Assets and total Current Liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all known errors and omissions corrected; (ii) all proper adjustments shall be made; (iii) reserves for all liabilities and obligations for which reserves are appropriate in accordance with GAAP and, to the extent in accordance with GAAP, the Accounting Principles shall be included; and (iv) no fees, expenses or costs related to the transactions contemplated hereby shall be included as an asset or a liability in the determination of Working Capital. "Current Assets" shall mean the aggregate of current assets of the Sellers and the Selling Affiliates included in the Purchased Assets, together with all of Sellers' Deposits, and "Current Liabilities" shall mean the aggregate of current liabilities included in the Assumed Liabilities, in each case as determined in accordance with GAAP and, to the extent in accordance with GAAP, the Accounting Principles.

          Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term                                  Section
----                                  -------
Accounting Firm                       3.4(a)
Accounting Principles                 (in Working Capital definition)
Agreement                             Preamble
Antitrust Division                    8.3(b)
Antitrust Laws                        8.3(c)
Asset Acquisition Statement           11.2
Assumed Contracts                     2.1(c)
Assumed Liabilities                   2.3
Bidding Procedures Order              7.1
Break-Up Fee                          4.6(c)
Chapter 11 Cases                      Recitals
China Joint Venture                   2.2(l)
Closing                               4.1
Closing Date                          4.1

Term                                  Section
----                                  -------
Closing Statement                     3.4(a)
Competing Bid                         7.8
Compromised Liabilities               2.4(d)
Confidential Information              8.6
Confidentiality Agreement             8.6
Current Assets                        (in Working Capital definition)
Current Liabilities                   (in Working Capital definition)
Deposit                               3.2
Dura                                  Recitals
Effective Time                        4.1
Employee Plans                        5.7
Escrow Agent                          3.2
Escrow Agreement                      3.2
Escrowed Funds                        3.2
Excluded Assets                       2.2
Excluded Liabilities                  2.4
Expense Reimbursement                 4.6(c)
Financial Summary                     5.12
FTC                                   8.3(b)
Lease Assignments                     4.2(d)
Leased Real Property                  2.1(b)
License Agreement                     8.16
Notice of Disagreement                3.4(a)
Owned Real Property                   2.1(b)
Party                                 Recitals
PBGC                                  8.14
Petition Date                         Recitals
Preliminary Closing Working Capital   3.3
Prepaid and Accrued Expenses          3.4(b)
Purchased Assets                      2.1
Purchase Price                        3.1
Purchaser                             Recitals
Purchaser Documents                   6.2
Purchaser 401(k) Plan                 9.4
Purchaser Plans                       9.2(b)
Purchaser Restricted Business         8.9
Purchaser Revenue Limits              8.9
Requested Party                       8.11(b)
Restricted Business                   8.8
Retained Businesses                   8.16(b)
Revenue Limits                        8.8
Revised Statements                    11.2
Sale Motion                           7.1
Sale Order                            7.1

Term                                  Section
----                                  -------
Selling Affiliate                     Recitals
Seller(s)                             Recitals
Seller 401(k) Plan                    9.3
Seller Documents                      5.2
Sellers' Deposits                     2.1(k)
Shared Contracts                      8.4(c)
Termination Date                      4.4(a)
Transfer Taxes                        11.1
Transferred Employees                 9.1(a)
Transition Services Agreement         4.2(k)
West Union Lease                      4.2(e)

     Other Definitional and Interpretive Matters.

          UNLESS OTHERWISE EXPRESSLY PROVIDED, FOR PURPOSES OF THIS AGREEMENT, THE FOLLOWING RULES OF INTERPRETATION SHALL APPLY:

          Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

          Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

          Exhibits/Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

          Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

          Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

          Herein. The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

          THE PARTIES HERETO HAVE PARTICIPATED JOINTLY IN THE NEGOTIATION AND DRAFTING OF THIS AGREEMENT AND, IN THE EVENT AN AMBIGUITY OR QUESTION OF INTENT OR INTERPRETATION ARISES, THIS AGREEMENT SHALL

BE CONSTRUED AS JOINTLY DRAFTED BY THE PARTIES HERETO AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY BY VIRTUE OF THE AUTHORSHIP OF ANY PROVISION OF THIS AGREEMENT.

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

     Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall purchase, acquire and accept from Sellers and the Selling Affiliates, and Sellers shall (and shall cause the Selling Affiliates to) sell, transfer, assign, convey and deliver to Purchaser all of Sellers' right, title and interest in, to and under the Purchased Assets free and clear of all Liens other than Permitted Exceptions. "Purchased Assets" shall mean all assets, properties, interests and rights of Sellers and the Selling Affiliates, other than the Excluded Assets, as of the Closing, primarily used in or related to the Business, including, without limitation:

          THE BUSINESS AS A GOING CONCERN;

          ALL REAL PROPERTY DESCRIBED ON SCHEDULE 2.1(B)(I) (THE "OWNED REAL PROPERTY") AND, SUBJECT TO SECTION 7.7, ALL LEASED REAL PROPERTY DESCRIBED ON
SCHEDULE 2.1(B)(II) (THE "LEASED REAL PROPERTY");

          (I) SUBJECT TO SECTION 7.7, ALL CONTRACTS AND PURCHASE ORDERS LISTED ON SCHEDULE 2.1(C), (II) ALL OTHER CONTRACTS OF THE BUSINESS AND ALL PURCHASE ORDERS FOR THE SALE OF PRODUCTS WHICH WERE ENTERED INTO THE ORDINARY COURSE OF BUSINESS, AND (III) ALL CONTRACTS AND PURCHASE ORDERS OF THE BUSINESS WHICH ARE MADE BETWEEN THE DATE HEREOF AND CLOSING EITHER (X) IN THE ORDINARY COURSE OF BUSINESS AND (Y) IF NOT IN THE ORDINARY COURSE OF BUSINESS, AS LISTED ON
SCHEDULE 2.1(C) PURSUANT TO SECTION 8.13 (THE "ASSUMED CONTRACTS");

          THE PURCHASED INTELLECTUAL PROPERTY, TOGETHER WITH THE RIGHT TO SUE AND RECOVER FOR PAST, PRESENT OR FUTURE INFRINGEMENTS OR MISAPPROPRIATIONS THEREOF, AND ALL SOFTWARE LICENSES NECESSARY TO CONTINUE RUNNING BUSINESS OPERATIONS ON THE HARDWARE INCLUDED IN THE EQUIPMENT;

          SUBJECT TO SECTION 7.7, ALL ASSUMED LEASES AS LISTED ON SCHEDULE
1.1(A);

          ALL EQUIPMENT;

          ALL INVENTORY;

          ALL BOOKS, RECORDS, PAPERS AND INSTRUMENTS OF WHATEVER NATURE AND WHEREVER LOCATED THAT ARE IN THE POSSESSION OR CONTROL OF THE SELLERS THAT RELATE TO THE BUSINESS OR THE PURCHASED ASSETS;

          ALL RIGHTS, PRIVILEGES, CLAIMS, CAUSES OF ACTION, AND OPTIONS TO THE EXTENT RELATING OR PERTAINING TO THE PURCHASED ASSETS, ASSUMED LIABILITIES OR THE BUSINESS;

          ALL RECEIVABLES, OTHER THAN RECEIVABLES FROM AFFILIATES OF SELLER;

          ALL OF SELLERS' SECURITY, VENDOR, UTILITY AND OTHER SIMILAR DEPOSITS RELATED TO THE PURCHASED ASSETS (COLLECTIVELY, "SELLERS' DEPOSITS");

          ALL PERMITS USED IN THE OPERATION OF THE BUSINESS, TO THE EXTENT TRANSFERABLE;

          ALL AVOIDANCE CLAIMS OF EACH SELLER ARISING UNDER CHAPTER 5 OF THE BANKRUPTCY CODE (INCLUDING FRAUDULENT CONVEYANCE ACTIONS UNDER APPLICABLE STATE LAW PURSUANT TO SECTION 544 OF THE

BANKRUPTCY CODE) RELATING TO OR ARISING FROM ANY ASSUMED CONTRACT OR ASSUMED LEASE OR RELATING TO ANY ASSUMED LIABILITY; AND

          SUBJECT TO THE EXCLUSIONS SET FORTH IN THIS AGREEMENT, ALL OTHER OR ADDITIONAL PRIVILEGES, RIGHTS, INTERESTS, PROPERTIES AND ASSETS OF EVERY KIND AND DESCRIPTION AND WHEREVER LOCATED TO THE EXTENT SUCH ITEMS ARE PRIMARILY USED IN CONNECTION WITH THE BUSINESS AS PRESENTLY CONDUCTED.

          Excluded Assets. Nothing contained herein shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and Sellers shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean the following assets of Sellers:

          SELLERS' RIGHTS UNDER THIS AGREEMENT;

          ALL REAL PROPERTY LEASES OTHER THAN THE ASSUMED LEASES AND ALL CONTRACTS OTHER THAN THE ASSUMED CONTRACTS, INCLUDING ANY RECEIVABLES ARISING OUT OF OR IN CONNECTION WITH ANY CONTRACTS OTHER THAN THE ASSUMED CONTRACTS;

          ANY AND ALL INSTRUMENTS, PREPAID ASSETS AND DEPOSITS, LETTERS OF CREDIT PROCEEDS, UNBILLED COSTS AND FEES, TAX REFUNDS AND ACCOUNTS, IN EACH CASE TO THE EXTENT RELATING TO ANY EXCLUDED ASSETS;

          ANY AND ALL CASH AND CASH EQUIVALENTS, INCLUDING THE PURCHASE PRICE;

          ALL RIGHTS (I) UNDER SELLERS' INSURANCE POLICIES RELATING TO THE BUSINESS (INCLUDING, WITHOUT LIMITATION, HEALTH INSURANCE, WORKER'S COMPENSATION INSURANCE AND LIFE INSURANCE), AND ANY RIGHT TO REFUNDS DUE WITH RESPECT TO SUCH INSURANCE POLICIES AND (II) UNDER OR PURSUANT TO ALL WARRANTIES (EXPRESS OR IMPLIED), REPRESENTATIONS AND GUARANTEES MADE BY THIRD PARTIES TO THE EXTENT RELATING TO (A) ANY EXCLUDED ASSETS OR (B) ANY EXCLUDED LIABILITIES;

          OTHER THAN THE PURCHASED INTELLECTUAL PROPERTY, ANY AND ALL INTELLECTUAL PROPERTY OWNED BY, OR LICENSED TO, SELLERS OR ANY AFFILIATE OF SELLERS, INCLUDING ALL DURA MARKS AND THE SOFTWARE LICENSES WITH HYPERION SOLUTIONS CORPORATION AND CYBORG SYSTEMS, INC.;

          ANY: (I) CONFIDENTIAL PERSONNEL AND MEDICAL RECORDS PERTAINING TO ANY EMPLOYEE; (II) OTHER BOOKS AND RECORDS THAT SELLERS ARE REQUIRED BY LAW TO RETAIN INCLUDING, WITHOUT LIMITATION, TAX RETURNS, TAXPAYER AND OTHER IDENTIFICATION NUMBERS, FINANCIAL STATEMENTS AND CORPORATE OR OTHER ENTITY FILINGS; PROVIDED, THAT PURCHASER SHALL HAVE THE RIGHT TO MAKE COPIES OF ANY PORTIONS OF SUCH RETAINED BOOKS AND RECORDS TO THE EXTENT THAT SUCH PORTIONS RELATE TO THE BUSINESS OR ANY OF THE PURCHASED ASSETS AND SELLER SHALL HAVE THE RIGHT TO MAKE COPIES PRIOR TO CLOSING (AND RETAIN SUCH COPIES AFTER CLOSING) OF ANY PORTIONS OF TRANSFERRED BOOKS AND RECORDS TO THE EXTENT THAT SELLERS DETERMINE RETENTION IS NECESSARY FOR AN IMPORTANT BUSINESS PURPOSE; (III) ANY INFORMATION MANAGEMENT SYSTEMS OF SELLERS, OTHER THAN THOSE USED OR HELD FOR USE EXCLUSIVELY IN THE CONDUCT OF THE BUSINESS; AND (IV) MINUTE BOOKS, STOCK LEDGERS AND STOCK CERTIFICATES OF SELLER OR ANY OF ITS SUBSIDIARIES;

          ANY CLAIM, RIGHT OR INTEREST OF SELLERS IN OR TO ANY REFUND, REBATE, ABATEMENT OR OTHER RECOVERY FOR TAXES, TOGETHER WITH ANY INTEREST DUE THEREON OR PENALTY REBATE ARISING THEREFROM, FOR ANY TAX PERIOD (OR PORTION THEREOF) ENDING ON OR BEFORE THE CLOSING DATE;

          ASSETS OF ANY EMPLOYEE PLAN;

          ASSETS PRIMARILY RELATED TO THE MASS TRANSIT BUSINESS;

          ANY INTERCOMPANY ACCOUNTS RECEIVABLES OWED TO ANY SELLER BY ANY OTHER SELLER OR ANY AFFILIATE OF ANY SELLER;

          ALL EQUITY INTERESTS OF THE SELLER'S SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, SELLER'S NINETY PERCENT (90%) JOINT VENTURE INTEREST IN SHANGHAI DURA VEHICLE COMPONENTS CO., LTD. (THE "CHINA JOINT VENTURE"); AND

          OTHER ASSETS LISTED ON SCHEDULE 2.2(M).

     Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume, effective as of the Closing, and shall timely perform and discharge in accordance with their respective terms, whenever arising, only those Liabilities set forth below (collectively, the "Assumed Liabilities"):

          ALL LIABILITIES OF SELLERS UNDER THE ASSUMED CONTRACTS, THE ASSUMED LEASES AND THE PERMITS (TO THE EXTENT TRANSFERABLE) ARISING AFTER THE EFFECTIVE TIME;

          ALL LIABILITIES APPLICABLE TO CURRENT AND FORMER EMPLOYEES SPECIFICALLY ASSUMED BY PURCHASER UNDER ARTICLE IX;

          LIABILITIES ARISING FROM THE SALE OF PRODUCTS OR INVENTORY IN THE ORDINARY COURSE OF BUSINESS (PAST OR PRESENT) PURSUANT TO PRODUCT WARRANTIES, PRODUCT RETURNS AND REBATES (EXCLUDING LIABILITIES FOR PERSONAL INJURY OR PROPERTY DAMAGE AND EXCLUDING COMPROMISED LIABILITIES);

          ACCOUNTS PAYABLE INCURRED IN THE ORDINARY COURSE OF BUSINESS BY ANY SELLER OR ANY AFFILIATE OF ANY SELLER EXISTING ON THE CLOSING DATE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, (I) INVOICED ACCOUNTS PAYABLE AND (II) ACCRUED BUT UNINVOICED ACCOUNTS PAYABLE) OTHER THAN THE COMPROMISED LIABILITIES, IN EACH CASE TO THE EXTENT REFLECTED AS CURRENT LIABILITIES ON THE CLOSING STATEMENT; AND

          ALL TRANSFER TAXES, IF ANY, APPLICABLE TO THE TRANSFER OF THE PURCHASED ASSETS PURSUANT TO THIS AGREEMENT.

     Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume, and shall be deemed not to have assumed, any Liabilities of Sellers or the Selling Affiliates other than the Assumed Liabilities, including, but not limited to, the following (collectively, the "Excluded Liabilities"):

          ALL LIABILITIES ARISING OUT OF EXCLUDED ASSETS, INCLUDING LEASES OF REAL PROPERTY THAT ARE NOT ASSUMED LEASES AND CONTRACTS, INCLUDING LEASES OF PERSONAL PROPERTY, THAT ARE NOT ASSUMED CONTRACTS;

          EXCEPT AS OTHERWISE PROVIDED IN ARTICLE IX, ALL LIABILITIES WITH RESPECT TO EMPLOYEE PLANS;

          EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.3 AND ARTICLE XI, ALL LIABILITIES FOR TAXES OF SELLERS RELATING TO THE PURCHASED ASSETS FOR ANY TAX PERIODS (OR PORTIONS THEREOF) ENDING ON OR BEFORE THE EFFECTIVE TIME AND ALL OTHER LIABILITIES FOR TAXES OF SELLERS AND SELLERS' AFFILIATES THAT ARE NOT ACCRUED AS CURRENT LIABILITIES ON THE CLOSING STATEMENT;

          LIABILITIES INCURRED AND EXISTING PRIOR TO THE FILING OF THE CHAPTER 11 CASES (THE "COMPROMISED LIABILITIES"), OTHER THAN PURCHASER'S OBLIGATION TO PAY ANY CURE AMOUNTS PURSUANT TO SECTION 7.7;

          LIABILITIES OF SELLERS UNDER THE PERMITS ARISING FROM THE OPERATION OF THE BUSINESS OR THE PURCHASED ASSETS PRIOR TO THE EFFECTIVE TIME;

          LIABILITIES OF SELLERS ARISING FROM THE DISPOSAL OR ARRANGEMENT FOR DISPOSAL, PRIOR TO THE EFFECTIVE TIME, OF ANY HAZARDOUS SUBSTANCES AT ANY OFFSITE WASTE DISPOSAL FACILITY;

          ALL LIABILITIES AND OBLIGATIONS OF SELLERS OR THEIR AFFILIATES RELATING TO THE MAIN STREET WELL FIELD NATIONAL PRIORITY LIST SITE IN ELKHART, INDIANA;

          ALL LIABILITIES AND OBLIGATIONS OF SELLERS OR THEIR AFFILIATES RELATING TO THE HIMCO DUMP NATIONAL PRIORITY LIST SITE IN ELKHART, INDIANA;

          LIABILITIES OF SELLERS RELATING TO ANY ENVIRONMENTAL, HEALTH OR SAFETY MATTER, INCLUDING WITHOUT LIMITATION, ANY MATTER ARISING UNDER ENVIRONMENTAL LAWS OR RELATING TO HAZARDOUS SUBSTANCES WITH RESPECT TO THE BUSINESS, THE FACILITIES, THE OWNED REAL PROPERTY, THE LEASED REAL PROPERTY OR THE PURCHASED ASSETS;

          ALL LIABILITIES APPLICABLE TO CURRENT AND FORMER EMPLOYEES OTHER THAN SUCH LIABILITIES THAT ARE ASSUMED BY THE PURCHASER IN ARTICLE IX;

          ALL LIABILITIES ARISING OUT OF ANY LEGAL PROCEEDINGS PENDING AGAINST ANY SELLER OR ANY SELLING AFFILIATE;

          ALL LIABILITIES RELATING TO THE ATWOOD SALE INCENTIVE PROGRAM; AND

          ANY AND ALL LIABILITIES RELATING TO THE CLOSED FACILITIES.

     Further Conveyances and Assumptions.

          FROM TIME TO TIME FOLLOWING THE CLOSING, SELLERS SHALL, OR SHALL CAUSE THEIR AFFILIATES TO, MAKE AVAILABLE TO PURCHASER SUCH NON-CONFIDENTIAL DATA IN PERSONNEL RECORDS OF TRANSFERRED EMPLOYEES AS IS REASONABLY NECESSARY FOR PURCHASER TO TRANSITION SUCH EMPLOYEES INTO PURCHASER'S RECORDS.

          FROM TIME TO TIME FOLLOWING THE CLOSING, SELLERS AND PURCHASER SHALL, AND SHALL CAUSE THEIR RESPECTIVE AFFILIATES TO, EXECUTE, ACKNOWLEDGE AND DELIVER ALL SUCH FURTHER CONVEYANCES, NOTICES, ASSUMPTIONS, RELEASES AND SUCH OTHER INSTRUMENTS, AND SHALL TAKE SUCH FURTHER ACTIONS, AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO ASSURE FULLY TO PURCHASER AND ITS RESPECTIVE SUCCESSORS OR ASSIGNS, ALL OF THE PROPERTIES, RIGHTS, TITLES, INTERESTS, ESTATES, REMEDIES, POWERS AND PRIVILEGES INTENDED TO BE CONVEYED TO PURCHASER UNDER THIS AGREEMENT AND THE SELLER DOCUMENTS AND TO ASSURE FULLY TO SELLERS AND THEIR AFFILIATES AND THEIR SUCCESSORS AND ASSIGNS, THE ASSUMPTION OF THE LIABILITIES AND OBLIGATIONS INTENDED TO BE ASSUMED BY PURCHASER UNDER THIS AGREEMENT AND SUCH OTHER AGREEMENTS CONTEMPLATED HEREBY, AND TO OTHERWISE MAKE EFFECTIVE THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

     Bulk Sales Laws. Purchaser hereby waives compliance by Sellers with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale and transfer of any or all of the Purchased Assets to Purchaser.

     Non-Assignment of Assumed Contracts. Anything contained herein to the contrary notwithstanding, (i) this Agreement shall not constitute an agreement to assign any Permit or Assumed Contract or Assumed Lease if, after giving effect to the provisions of sections 363 and 365 of the Bankruptcy Code, an attempted assignment thereof, without obtaining a consent or approval, would constitute a breach thereof or in any way negatively affect the rights of Sellers or Purchaser, as the assignee of such Permit or Assumed Contract or Assumed Lease and (ii) no breach of this Agreement shall have occurred by virtue of such non-assignment. If, after giving effect to the provisions of sections 363 and 365 of the Bankruptcy Code, such consent or approval is required but not obtained, Sellers shall, at Purchaser's sole cost and expense, cooperate with Purchaser in any reasonable arrangement, including Purchaser's provision of credit support, designed to provide for Purchaser the benefits and obligations of or under any such Permit or Assumed Contract or Assumed Lease, including enforcement for the benefit of Purchaser of any and all rights of Sellers against a third party thereto arising out of the breach or cancellation thereof by such third party; provided, that nothing in this Section 2.7 shall (x) require Sellers to make any material expenditure or incur any material obligation on its own or on Purchaser's behalf or (y) prohibit Sellers from ceasing operations or winding up its affairs following the Closing. Any assignment to Purchaser of any Permit or Assumed Contract or Assumed Lease that shall, after giving effect to the provisions of sections 363 and 365 of the Bankruptcy Code, require the consent or approval of any third party (including any Governmental Body) for such assignment as aforesaid shall be made subject to such consent or approval being obtained.

                                  CONSIDERATION

     Consideration. The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to $160,200,000 (the "Purchase Price"), as adjusted in accordance with Sections 3.3, 3.4 and 3.5 herein, and (b) the assumption of the Assumed Liabilities.

     Purchase Price Deposit. Pursuant to the terms of an escrow agreement (the "Escrow Agreement"), Purchaser shall no later than 1:00 p.m. New York City time on July 5, 2007 deposit into an interest bearing account with J.P. Morgan Trust Company, National Association, in its capacity as escrow agent (the "Escrow Agent"), $16,020,000 (10% of the Purchase Price) by wire transfer of immediately available funds upon execution of this Agreement (the "Deposit"), to be released by the Escrow Agent and delivered to either Purchaser or Seller, in accordance with the provisions of the Escrow Agreement. Pursuant to the Escrow Agreement, the Deposit, together with all accrued investment income or interest thereon (collectively the "Escrowed Funds") shall be distributed as follows:

          IF THE CLOSING SHALL OCCUR, THE DEPOSIT SHALL BE APPLIED TOWARDS THE PURCHASE PRICE PAYABLE BY PURCHASER TO SELLER UNDER SECTION 3.3 HEREOF, AND ALL ACCRUED INVESTMENT INCOME OR INTEREST THEREON SHALL BE DELIVERED TO PURCHASER AT THE CLOSING;

          IF THIS AGREEMENT IS TERMINATED BY SELLER PURSUANT TO SECTION 4.4(F), THE ESCROWED FUNDS SHALL BE DELIVERED TO SELLER; OR

          IF THIS AGREEMENT IS TERMINATED FOR ANY REASON OTHER THAN BY SELLER PURSUANT TO SECTION 4.4(F), THE ESCROWED FUNDS SHALL BE RETURNED TO PURCHASER.

     Payment of Purchase Price. On the Closing Date, Purchaser shall pay to Seller, by wire transfer of immediately available funds into an account designated by Seller, the Purchase Price (less the Deposit) (i) plus the amount by which the Preliminary Closing Working Capital exceeds the Estimated Working Capital or (ii) minus the amount by which the Preliminary Closing Working Capital is less than the Estimated Working Capital. For purposes of this Agreement, the "Preliminary Closing Working Capital" shall be a good faith reasonable estimate by Seller of the Working Capital as of the Closing Date, to be delivered to Purchaser at least three days prior to the Closing Date, which estimate shall be subject to Purchaser's reasonable review and approval; provided, however, that if Purchaser and Seller are unable to agree upon such estimate, then the Preliminary Closing Working Capital shall be the Working Capital as of the closing of business on the date of the most recent month-end.

     Calculation of Final Purchase Price.

          PROMPTLY, BUT IN ANY EVENT WITHIN 60 DAYS AFTER THE CLOSING DATE, PURCHASER SHALL CAUSE TO BE PREPARED IN GOOD FAITH AND DELIVERED TO SELLER A WRITTEN STATEMENT SETTING FORTH THE CLOSING WORKING CAPITAL AS OF THE CLOSE OF BUSINESS ON THE DAY BEFORE THE CLOSING DATE AND THE RESULTING FINAL PURCHASE PRICE (IN ITS FINAL AND BINDING FORM AS DETERMINED BELOW, THE "CLOSING STATEMENT"); PROVIDED, HOWEVER, THAT AT ANY TIME PRIOR TO THE EARLIER OF (X) THE FINAL RESOLUTION OF THE CLOSING STATEMENT AS DETERMINED BELOW AND (Y) 120 DAYS AFTER THE CLOSING, PURCHASER SHALL BE PERMITTED TO PROPOSE AN ADJUSTMENT TO THE AMOUNT OF THE WARRANTY ACCRUAL INCLUDED IN THE CLOSING WORKING CAPITAL CALCULATION FOR ASSUMED LIABILITIES DESCRIBED IN SECTION 2.3(C) BASED ON ALL INFORMATION AVAILABLE AT SUCH TIME (AND THE SELLER MAY OBJECT TO SUCH ADJUSTMENT ON THE SAME BASIS AS IF IT HAD BEEN INCLUDED IN THE FORM OF CLOSING STATEMENT INITIALLY DELIVERED BY PURCHASER ASSUMING THAT THE INFORMATION ON WHICH SUCH ADJUSTMENT WAS BASED WAS AVAILABLE ON THE CLOSING DATE). THE CLOSING STATEMENT SHALL INCLUDE ALL KNOWN ADJUSTMENTS REQUIRED IN A YEAR-END CLOSING OF THE BOOKS AND SHALL BE PREPARED IN ACCORDANCE WITH GAAP AND, TO THE EXTENT IN ACCORDANCE WITH GAAP, THE ACCOUNTING PRINCIPLES (EXCEPT AS OTHERWISE PROVIDED IN THE DEFINITION OF WORKING CAPITAL AND WITHOUT REGARD TO ANY PURCHASE ACCOUNTING ADJUSTMENTS ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY). SELLER SHALL COOPERATE AS REASONABLY REQUESTED IN CONNECTION WITH THE PREPARATION OF THE CLOSING STATEMENT. DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING SELLER'S RECEIPT OF THE CLOSING STATEMENT, SELLER SHALL BE PERMITTED TO REVIEW PURCHASER'S WORKING PAPERS RELATED TO THE PREPARATION OF THE CLOSING STATEMENT AND DETERMINATION OF THE CLOSING WORKING CAPITAL. THE CLOSING STATEMENT SHALL BECOME FINAL AND BINDING UPON THE PARTIES 30 DAYS FOLLOWING SELLER'S RECEIPT THEREOF, UNLESS SELLER SHALL GIVE WRITTEN NOTICE OF ITS DISAGREEMENT (A "NOTICE OF DISAGREEMENT") TO PURCHASER PRIOR TO SUCH DATE. ANY NOTICE OF DISAGREEMENT SHALL SPECIFY IN REASONABLE DETAIL THE NATURE AND DOLLAR AMOUNT OF ANY DISAGREEMENT SO ASSERTED. IF A TIMELY NOTICE OF DISAGREEMENT IS RECEIVED BY PURCHASER, THEN THE CLOSING STATEMENT (AS REVISED IN ACCORDANCE WITH CLAUSE (X) OR (Y) BELOW) SHALL BECOME FINAL AND BINDING UPON THE PARTIES ON THE EARLIEST OF
(X) THE DATE THE PARTIES RESOLVE IN WRITING ANY DIFFERENCES THEY HAVE WITH RESPECT TO THE MATTERS SPECIFIED IN THE NOTICE OF DISAGREEMENT OR (Y) THE DATE ALL MATTERS IN DISPUTE ARE FINALLY RESOLVED IN WRITING BY THE ACCOUNTING FIRM. DURING THE 20 DAYS FOLLOWING DELIVERY OF A NOTICE OF DISAGREEMENT, SELLER AND PURCHASER SHALL SEEK IN GOOD FAITH TO RESOLVE IN WRITING ANY DIFFERENCES WHICH THEY MAY HAVE WITH RESPECT TO THE MATTERS SPECIFIED IN THE NOTICE OF DISAGREEMENT. FOLLOWING DELIVERY OF A NOTICE OF DISAGREEMENT, PURCHASER AND ITS AGENTS AND REPRESENTATIVES SHALL BE PERMITTED TO REVIEW SELLER'S AND ITS REPRESENTATIVES' WORKING PAPERS RELATING TO THE NOTICE OF DISAGREEMENT. IF, AT THE END OF THE 20-DAY PERIOD REFERRED TO ABOVE, THE MATTERS IN DISPUTE HAVE NOT BEEN FULLY RESOLVED, THEN, WITHIN 10 DAYS FOLLOWING THE EXPIRATION OF SUCH 20-DAY PERIOD, THE PARTIES SHALL SUBMIT TO A MUTUALLY SATISFACTORY INDEPENDENT "BIG-FOUR" ACCOUNTING FIRM (THE "ACCOUNTING FIRM") FOR REVIEW AND RESOLUTION OF ALL MATTERS (BUT ONLY SUCH MATTERS) WHICH REMAIN IN DISPUTE, AND THE ACCOUNTING FIRM SHALL MAKE A FINAL DETERMINATION OF THE CLOSING WORKING CAPITAL TO THE EXTENT SUCH AMOUNTS ARE IN DISPUTE, IN ACCORDANCE WITH THE GUIDELINES AND PROCEDURES SET FORTH IN THIS AGREEMENT. IF THE PARTIES ARE UNABLE TO MUTUALLY AGREE ON AN ACCOUNTING FIRM, PURCHASER AND SELLER SHALL EACH NOMINATE AN ACCOUNTING FIRM OF NATIONAL PROMINENCE AND WITHOUT A MATERIAL CONFLICT OF INTEREST WITH ANY OF THE PARTIES HERETO WITHIN FIVE DAYS OF SUCH DISPUTE. SELECTION SHALL BE MADE PURSUANT TO A COIN FLIP AT THE RICHMOND, VIRGINIA OFFICE OF HUNTON & WILLIAMS LLP, AND THE SELECTED FIRM SHALL BE THE ACCOUNTING FIRM. IF SUCH NEWLY SELECTED ACCOUNTING FIRM DETERMINES ITSELF TO BE CONFLICTED FROM SERVING IN SUCH CAPACITY OR OTHERWISE REFUSES TO SERVE, THE OTHER FIRM NOT SELECTED BY COIN FLIP SHALL SERVE AS THE ACCOUNTING FIRM. THIS PROCESS SHALL CONTINUE AS PROMPTLY AS PRACTICABLE MANNER UNTIL A FINAL SELECTION IS MADE. THE PARTIES WILL COOPERATE WITH THE ACCOUNTING FIRM DURING THE TERM OF ITS ENGAGEMENT. IN RESOLVING ANY MATTERS IN DISPUTE, THE ACCOUNTING FIRM MAY NOT ASSIGN A VALUE TO ANY ITEM IN DISPUTE GREATER THAN THE GREATEST VALUE FOR SUCH ITEM ASSIGNED BY PURCHASER, ON THE ONE HAND, OR SELLER, ON THE OTHER HAND, OR LESS THAN THE SMALLEST VALUE FOR SUCH ITEM ASSIGNED BY PURCHASER, ON THE ONE HAND, OR SELLER, ON THE OTHER HAND. THE ACCOUNTING FIRM'S DETERMINATION WILL BE BASED SOLELY ON PRESENTATIONS BY PURCHASER AND SELLER WHICH ARE IN ACCORDANCE WITH THE GUIDELINES AND PROCEDURES SET FORTH IN THIS AGREEMENT (I.E., NOT ON THE BASIS OF AN INDEPENDENT REVIEW). THE CLOSING STATEMENT AND THE DETERMINATION OF THE CLOSING WORKING CAPITAL SHALL BECOME FINAL AND BINDING ON THE PARTIES ON THE DATE THE ACCOUNTING FIRM DELIVERS ITS


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FINAL RESOLUTION IN WRITING TO THE PARTIES (WHICH THE ACCOUNTING FIRM SHALL BE
INSTRUCTED TO DELIVER NOT MORE THAN 45 DAYS FOLLOWING SUBMISSION OF SUCH DISPUTED MATTERS). THE FEES AND EXPENSES OF THE ACCOUNTING FIRM SHALL BE SHARED EQUALLY BETWEEN PURCHASER AND SELLER.

          IF THE PRELIMINARY CLOSING WORKING CAPITAL IS GREATER THAN THE CLOSING WORKING CAPITAL, SELLER SHALL, AND IF THE CLOSING WORKING CAPITAL IS GREATER THAN THE PRELIMINARY CLOSING WORKING CAPITAL, PURCHASER SHALL, WITHIN THREE BUSINESS DAYS AFTER THE CLOSING STATEMENT BECOMES FINAL AND BINDING ON THE PARTIES, MAKE PAYMENT BY WIRE TRANSFER TO PURCHASER OR SELLER, AS THE CASE MAY BE, IN IMMEDIATELY AVAILABLE FUNDS, THE AMOUNT OF SUCH DIFFERENCE, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE APPLICABLE RATE, CALCULATED ON THE BASIS OF THE ACTUAL NUMBER OF DAYS ELAPSED OVER 365, FROM THE CLOSING DATE TO THE DATE OF PAYMENT.

     Prorations; Prepaid Expenses. To the extent not reflected or planned to be reflected in the Closing Statement, unearned insurance premiums, prepaid rent, security deposits, prepaid utility charges, real and personal property taxes or similar ad valorem obligations (for the tax year with respect to which payments are currently due and any subsequent tax years up to the tax year that includes the Closing Date), and other prepaid expenses and accruals payable in respect of the Business or any of the Purchased Assets or Assumed Liabilities (the "Prepaid and Accrued Expenses") shall be prorated as of the Closing Date based on the number of days in the period to which each Prepaid and Accrued Expense relates that fall, respectively, before and after the Closing Date. The estimated net amounts of such prorations shall be payable to Purchaser, if Purchaser is entitled to a credit therefor, or payable to Seller, if Seller is entitled to a credit therefor. In the event that such proration cannot be agreed to by Purchaser and Seller, a final determination of such proration shall be referred to the Accounting Firm, whose determination shall be binding upon the parties. The fees of the Accounting Firm shall be shared equally between Purchaser and Seller.

                             CLOSING AND TERMINATION

     Closing Date. Subject to the satisfaction of the conditions set forth in Sections 10.1, 10.2 and 10.3 hereof (or the waiver thereof by the Party entitled to waive that condition), the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (collectively, the "Closing") shall take place at the offices of Kirkland & Ellis LLP located at 200 East Randolph Drive, Chicago, Illinois (or at such other place as the Parties may designate in writing) at 10:00 a.m. (Chicago time) on the date that is two (2) Business Days following the satisfaction or waiver of the conditions set forth in Article X (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the Parties. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date." The Closing shall be deemed to have occurred at 12:01 a.m. on the Closing Date (the "Effective Time").

     Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser:

          A BILL OF SALE IN THE FORM OF EXHIBIT A HERETO, DULY EXECUTED BY THE SELLERS AND THE SELLING AFFILIATES, AS APPLICABLE;


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

          AN ASSIGNMENT AND ASSUMPTION AGREEMENT IN THE FORM ATTACHED HERETO AS EXHIBIT B HERETO, DULY EXECUTED BY THE SELLERS AND THE SELLING AFFILIATES, AS APPLICABLE;

          A SPECIAL WARRANTY DEED FOR EACH OWNED REAL PROPERTY IN THE FORM ATTACHED TO THIS AGREEMENT AS EXHIBIT C, WITH SUCH MODIFICATIONS AS ARE NECESSARY TO PROPERLY (I) TRANSFER THE APPLICABLE SELLER'S OR SELLING AFFILIATE'S RIGHT, TITLE AND INTEREST IN SUCH OWNED REAL PROPERTY TO PURCHASER FREE AND CLEAR OF ALL LIENS, EXCEPT FOR PERMITTED EXCEPTIONS, (II) DESCRIBE SUCH OWNED REAL PROPERTY AND (III) RENDER SUCH DEED RECORDABLE WITH THE LOCAL OFFICIAL RECORDS RELATING TO REAL PROPERTY, DULY EXECUTED BY THE APPROPRIATE SELLER OR SELLING AFFILIATE THAT OWNS SUCH OWNED REAL PROPERTY AND ACKNOWLEDGED BY A NOTARY PUBLIC;

          AN ASSIGNMENT AND ASSUMPTION OF LEASE FOR EACH LEASED REAL PROPERTY IN THE FORM ATTACHED TO THIS AGREEMENT AS EXHIBIT D, WITH SUCH MODIFICATIONS AS ARE NECESSARY TO PROPERLY DESCRIBE SUCH LEASED REAL PROPERTY (COLLECTIVELY, THE "LEASE ASSIGNMENTS"), DULY EXECUTED BY THE APPLICABLE SELLER OR SELLING AFFILIATE THAT HOLDS THE LEASEHOLD INTEREST IN SUCH LEASED REAL PROPERTY;

          A LEASE AGREEMENT, BETWEEN THE SELLER OR SELLING AFFILIATE, AS APPLICABLE, THAT HOLDS THE FEE INTEREST IN THE OWNED REAL PROPERTY IN WEST UNION, IOWA, AS TENANT, AND PURCHASER, AS LANDLORD, IN THE FORM ATTACHED TO THIS AGREEMENT AS EXHIBIT E, WITH SUCH MODIFICATIONS AS ARE NECESSARY TO PROPERLY DESCRIBE THE OWNED REAL PROPERTY IN WEST UNION, IOWA (THE "WEST UNION LEASE"), DULY EXECUTED BY THE APPLICABLE SELLER OR SELLING AFFILIATE THAT HOLDS THE FEE INTEREST IN SUCH OWNED REAL PROPERTY;

          CUSTOMARY DOCUMENTATION, AFFIDAVITS AND INDEMNITIES SUFFICIENT TO INDUCE THE TITLE COMPANY ISSUING ANY TITLE INSURANCE FOR THE OWNED REAL PROPERTY OR LEASED REAL PROPERTY, TO REMOVE FROM THE POLICY OF SUCH TITLE INSURANCE THE STANDARD EXCEPTIONS FOR TENANTS AND OTHER PARTIES IN POSSESSION OF SUCH OWNED REAL PROPERTY AND MECHANIC'S AND SIMILAR LIENS;

          IF REQUESTED BY SUCH TITLE COMPANY, (I) A CERTIFICATE OF GOOD STANDING WITH RESPECT TO THE SELLER OR SELLING AFFILIATE THAT IS THE OWNER OF ANY OWNED REAL PROPERTY OR LESSEE OF ANY LEASED REAL PROPERTY AND (II) A CERTIFICATE OF THE CORPORATE SECRETARY OR OTHER APPROPRIATE OFFICER OF SUCH SELLER OR SELLING AFFILIATE EVIDENCING (A) COMPLETE AND ACCURATE COPIES OF THE ARTICLES OF INCORPORATION AND BY-LAWS (OR EQUIVALENT ORGANIZATIONAL DOCUMENTS) OF SUCH SELLER OR SELLING AFFILIATE AND (B) THE DUE AUTHORIZATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY SUCH SELLER OR SELLING AFFILIATE;

          DULY EXECUTED ASSIGNMENTS OF (I) THE PATENTS AND TRADEMARKS OWNED BY SELLERS OR A SELLING AFFILIATE THAT ARE INCLUDED IN THE PURCHASED INTELLECTUAL PROPERTY, IN FORMS SUITABLE FOR RECORDING IN THE UNITED STATES PATENT AND TRADEMARK OFFICE, AND (II) THE COPYRIGHT REGISTRATIONS AND APPLICATIONS FOR COPYRIGHT REGISTRATION OWNED BY SELLERS OR A SELLING AFFILIATE THAT ARE INCLUDED IN PURCHASED INTELLECTUAL PROPERTY, IN FORMS SUITABLE FOR RECORDING IN THE UNITED STATES COPYRIGHT OFFICE (IF APPLICABLE);

          A DULY EXECUTED LICENSE AGREEMENT IN THE FORM ATTACHED TO THIS AGREEMENT AS EXHIBIT F;

          THE OFFICER'S CERTIFICATE REQUIRED TO BE DELIVERED PURSUANT TO SECTIONS 10.1(A) AND 10.1(B);

          A TRANSITION SERVICES AGREEMENT IN SUBSTANTIALLY THE FORM ATTACHED TO THIS AGREEMENT AS EXHIBIT J (THE "TRANSITION SERVICES AGREEMENT"), DULY EXECUTED BY THE SELLERS;

          A CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETE AGREEMENT INCORPORATING THE TERMS SET FORTH IN SECTIONS 8.6, 8.7 AND 8.8, DULY EXECUTED BY DURA; AND

          ALL OTHER INSTRUMENTS OF CONVEYANCE, ASSUMPTION AND TRANSFER, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO PURCHASER, AS MAY BE NECESSARY TO CONVEY THE PURCHASED ASSETS TO PURCHASER AND SUCH OTHER DOCUMENTS, INSTRUMENTS AND CERTIFICATES AS PURCHASER MAY REASONABLY REQUEST, PROVIDED, THAT, NOTHING IN THIS SECTION 4.2(M) SHALL REQUIRE SELLERS (X) TO DELIVER TO PURCHASER ANY DOCUMENT, INSTRUMENT OR CERTIFICATE THAT REQUIRES ANY ACTION BY ANY SELLER OR ANY THIRD PARTY (INCLUDING ANY GOVERNMENTAL BODY) THAT


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

IS NOT WITHIN THE REASONABLE CONTROL OF THE SELLER, (Y) TO MAKE ANY MATERIAL EXPENDITURE OR INCUR ANY MATERIAL OBLIGATION ON ITS OWN OR ON PURCHASER'S BEHALF OR (Z) TO DELIVER TO PURCHASER ANY DOCUMENT, INSTRUMENT OR CERTIFICATE THAT HAS NOT BEEN SO REQUESTED BY PURCHASER AT LEAST FIVE BUSINESS DAYS PRIOR TO THE CLOSING.

     Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller:

          THE PURCHASE PRICE (LESS THE ESCROWED FUNDS) IN IMMEDIATELY AVAILABLE FUNDS AS SET FORTH IN SECTION 3.3 HEREOF;

          AN ASSIGNMENT AND ASSUMPTION AGREEMENT IN THE FORM ATTACHED HERETO AS EXHIBIT B HERETO, DULY EXECUTED BY PURCHASER;

          THE LEASE ASSIGNMENTS DULY EXECUTED BY PURCHASER (EXHIBIT D);

          THE WEST UNION LEASE DULY EXECUTED BY PURCHASER (EXHIBIT E);

          THE LICENSE AGREEMENT DULY EXECUTED BY PURCHASER (EXHIBIT F);

          THE OFFICER'S CERTIFICATE REQUIRED TO BE DELIVERED PURSUANT TO SECTIONS 10.2(A) AND 10.2(B);

          THE TRANSITION SERVICES AGREEMENT DULY EXECUTED BY PURCHASER (EXHIBIT
J); AND

          SUCH OTHER DOCUMENTS, INSTRUMENTS AND CERTIFICATES AS SELLER MAY REASONABLY REQUEST.

     Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

          BY PURCHASER OR SELLERS, IF THE CLOSING SHALL NOT HAVE OCCURRED BY THE CLOSE OF BUSINESS ON AUGUST 29, 2007 (THE "TERMINATION DATE"); PROVIDED, HOWEVER, THAT, IF THE CLOSING SHALL NOT HAVE OCCURRED DUE TO THE FAILURE OF THE BANKRUPTCY COURT TO ENTER THE SALE ORDER AND IF ALL OTHER CONDITIONS TO THE RESPECTIVE OBLIGATIONS OF THE PARTIES TO CLOSE HEREUNDER THAT ARE CAPABLE OF BEING FULFILLED BY THE TERMINATION DATE SHALL HAVE BEEN SO FULFILLED OR WAIVED, THEN NO PARTY MAY TERMINATE THIS AGREEMENT PRIOR TO SEPTEMBER 30, 2007; PROVIDED, FURTHER, THAT IF THE CLOSING SHALL NOT HAVE OCCURRED ON OR BEFORE THE TERMINATION DATE DUE TO A MATERIAL BREACH OF ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS CONTAINED IN THIS AGREEMENT BY PURCHASER OR SELLERS, THEN THE BREACHING PARTY MAY NOT TERMINATE THIS AGREEMENT PURSUANT TO THIS
SECTION 4.4(A);

          BY MUTUAL WRITTEN CONSENT OF SELLERS AND PURCHASER;

          BY PURCHASER, IF ANY OF THE CONDITIONS TO THE OBLIGATIONS OF PURCHASER SET FORTH IN SECTIONS 10.1 AND 10.3 SHALL HAVE BECOME INCAPABLE OF FULFILLMENT OTHER THAN AS A RESULT OF A BREACH BY PURCHASER OF ANY COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT, AND SUCH CONDITION IS NOT WAIVED BY PURCHASER;

          BY SELLERS, IF ANY CONDITION TO THE OBLIGATIONS OF SELLERS SET FORTH IN SECTIONS 10.2 AND 10.3 SHALL HAVE BECOME INCAPABLE OF FULFILLMENT OTHER THAN AS A RESULT OF A BREACH BY ANY SELLER OF ANY COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT, AND SUCH CONDITION IS NOT WAIVED BY SELLERS;

          BY PURCHASER, IF THERE SHALL BE A BREACH BY ANY SELLER OF ANY REPRESENTATION OR WARRANTY, OR ANY COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT, WHICH WOULD RESULT IN A FAILURE OF A CONDITION SET FORTH IN SECTION
10.1 OR 10.3 OR WHICH OTHERWISE RESULTS IN THE FAILURE OF THE CLOSING TO OCCUR, AND WHICH BREACH CANNOT BE CURED OR HAS NOT BEEN CURED BY THE EARLIER OF (I) SEVEN (7) BUSINESS DAYS AFTER THE GIVING OF WRITTEN NOTICE BY PURCHASER TO SELLERS OF SUCH BREACH AND (II) THE TERMINATION DATE;

          BY SELLERS, IF THERE SHALL BE A BREACH BY PURCHASER OF ANY REPRESENTATION OR WARRANTY, OR ANY COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT, WHICH WOULD RESULT IN A FAILURE OF A CONDITION SET FORTH IN


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

SECTION 10.2 OR 10.3 OR WHICH OTHERWISE RESULTS IN THE FAILURE OF THE CLOSING TO OCCUR, AND WHICH BREACH CANNOT BE CURED OR HAS NOT BEEN CURED BY THE EARLIER OF
(I) SEVEN (7) BUSINESS DAYS AFTER THE GIVING OF WRITTEN NOTICE BY SELLERS TO PURCHASER OF SUCH BREACH AND (II) THE TERMINATION DATE;

          BY SELLERS OR PURCHASER IF THERE SHALL BE IN EFFECT A FINAL NONAPPEALABLE ORDER OF A GOVERNMENTAL BODY OF COMPETENT JURISDICTION RESTRAINING, ENJOINING OR OTHERWISE PROHIBITING THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY; IT BEING AGREED THAT THE PARTIES HERETO SHALL PROMPTLY APPEAL ANY ADVERSE DETERMINATION THAT IS NOT NONAPPEALABLE (AND PURSUE SUCH APPEAL WITH REASONABLE DILIGENCE); OR

          BY PURCHASER OR SELLERS, IF THE BANKRUPTCY COURT SHALL ENTER AN ORDER APPROVING A COMPETING BID, SUBJECT TO THE LIMITATIONS SET FORTH IN THE BIDDING PROCEDURES ORDER AND SUBJECT TO PURCHASER'S RIGHT TO PAYMENT OF THE BREAK-UP FEE AND EXPENSE REIMBURSEMENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.6.

     Procedure Upon Termination. In the event of termination by Purchaser or Sellers, or both, pursuant to Section 4.4 hereof, written notice thereof shall forthwith be given to the other Party or Parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Purchaser or Sellers. If this Agreement is terminated as provided herein each Party shall redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same.

     Effect of Termination; Break-Up Fee.

          IN THE EVENT THAT THIS AGREEMENT IS VALIDLY TERMINATED AS PROVIDED HEREIN, THEN EACH OF THE PARTIES SHALL BE RELIEVED OF ITS DUTIES AND OBLIGATIONS ARISING UNDER THIS AGREEMENT AFTER THE DATE OF SUCH TERMINATION AND SUCH TERMINATION SHALL BE WITHOUT LIABILITY TO PURCHASER OR SELLERS; PROVIDED, HOWEVER, THAT THE OBLIGATIONS OF THE PARTIES SET FORTH IN THIS SECTION 4.6 AND IN SECTION 8.6 AND ARTICLE XII HEREOF SHALL SURVIVE ANY SUCH TERMINATION AND SHALL BE ENFORCEABLE HEREUNDER.

          NOTHING IN THIS SECTION 4.6 SHALL RELIEVE PURCHASER OR SELLERS OF ANY LIABILITY FOR A BREACH OF THIS AGREEMENT PRIOR TO THE DATE OF TERMINATION. THE DAMAGES RECOVERABLE BY THE NON-BREACHING PARTY SHALL INCLUDE ALL ATTORNEYS' FEES REASONABLY INCURRED BY SUCH PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN THE EVENT THAT THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 4.4(H), THEN SELLERS WILL PAY TO PURCHASER, ACCORDING TO THE TERMS SET FORTH IN THE BIDDING PROCEDURES ORDER IF NO BREACH OF THIS AGREEMENT BY PURCHASER HAS OCCURRED, (I) A FEE (THE "BREAK-UP FEE") EQUAL TO 2% OF THE CASH PORTION OF THE PURCHASE PRICE PLUS SUCH ADDITIONAL SUM AS MAY BE APPLICABLE UNDER SECTION 13(B) OF THE BIDDING PROCEDURES ORDER; PLUS (II) A REIMBURSEMENT OF PURCHASER'S REASONABLE OUT-OF-POCKET EXPENSES UP TO AN AGGREGATE AMOUNT EQUAL TO 1% OF THE CASH PORTION OF THE PURCHASE PRICE (THE "EXPENSE REIMBURSEMENT"). THE BREAK-UP FEE SHALL BE PAID AND PAYABLE IN THE NATURE OF LIQUIDATED DAMAGES. THE EXPENSE REIMBURSEMENT SHALL BE PAID AND PAYABLE AS AN ACTUAL DAMAGE, EARNED AT THE TIME OF INCURRENCE. THE BREAK-UP FEE AND THE EXPENSE REIMBURSEMENT SHALL BE PAID IN LIEU OF ANY OTHER PAYMENTS OR DAMAGES UNDER THIS AGREEMENT (EXCEPT FOR THE RETURN OF THE ESCROWED FUNDS PURSUANT TO SECTION 3.2(C)). THE BREAK-UP FEE SHALL BE PAYABLE BY SELLERS IN THE EVENT AND AT THE TIME A COMPETING BID IS CONSUMMATED FROM THE PROCEEDS THEREOF. THE EXPENSE REIMBURSEMENT SHALL BE PAID ON OR BEFORE THE EARLIER OF (X) 20 DAYS FROM THE DATE OF THE ORDER APPROVING THE COMPETING BID OR (Y) THE CLOSING OF THE SALE PURSUANT TO THE COMPETING BID. SELLERS HEREBY AGREE, AND THE BIDDING PROCEDURES ORDER SHALL PROVIDE, THAT EACH OF THE BREAK-UP FEE AND THE EXPENSE REIMBURSEMENT CONSTITUTES AN ALLOWED ADMINISTRATIVE EXPENSE OF SELLERS UNDER SECTIONS 503(B)(1) AND 507(A)(2) OF THE BANKRUPTCY CODE, RESPECTIVELY, WITH PRIORITY OVER ANY AND ALL CLAIMS OF HOLDERS WITH EXISTING LIENS ON THE PURCHASED ASSETS OR THE PROCEEDS OF A SALE PURSUANT TO A COMPETING BID, AND SELLERS SHALL NOT DISPUTE ANY


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

MOTION FOR ALLOWANCE AND PAYMENT OF SAME PURSUANT TO THE TERMS OF THIS PROVISION. EACH SELLER AGREES THAT PURCHASER'S REASONABLE OUT-OF-POCKET EXPENSES FOR THE PURPOSE OF CALCULATING THE EXPENSE REIMBURSEMENT SHALL INCLUDE, WITHOUT LIMITATION, ALL FEES, COSTS AND EXPENSES RELATED TO FILINGS UNDER THE HSR ACT PURSUANT TO SECTION 8.3(B), REASONABLE FEES AND EXPENSES OF ITS ATTORNEYS, ACCOUNTANTS AND OTHER ADVISORS, TRAVEL EXPENSES, TELEPHONE CHARGES AND DELIVERY CHARGES AND A REASONABLE ALLOCATION FOR INTERNAL STAFF AND ADMINISTRATIVE TIME.

          THE CONFIDENTIALITY AGREEMENT SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND NOTHING IN THIS SECTION 4.6 SHALL RELIEVE PURCHASER OR SELLERS OF THEIR RESPECTIVE OBLIGATIONS UNDER THE CONFIDENTIALITY AGREEMENT. IF THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 4.6, PURCHASER AGREES THAT THE PROHIBITION IN THE CONFIDENTIALITY AGREEMENT RESTRICTING PURCHASER'S ABILITY TO SOLICIT ANY EMPLOYEE OF ANY SELLER TO JOIN THE EMPLOY OF PURCHASER OR ANY IF ITS AFFILIATES SHALL BE EXTENDED TO A PERIOD OF TWO (2) YEARS FROM THE DATE OF THIS AGREEMENT.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Subject to Bankruptcy Court approval of this Agreement, Sellers hereby represent and warrant to Purchaser that:

     Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and each of the other Sellers and Selling Affiliates are duly organized, validly existing and in good standing under the laws of its respective state of formation as identified on Schedule 5.1, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Schedule 5.1 identifies the only jurisdictions in which the ownership, use or leasing of each Sellers' assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by Sellers to be qualified, licensed or admitted and in good standing could not in the aggregate have a Material Adverse Effect.

     Authorization of Agreement. Each Seller has all requisite power and authority to execute and deliver this Agreement and each Seller has all requisite power and authority to execute and deliver each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Sellers in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Documents"), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby will be duly authorized by all requisite corporate action on the part of each Seller prior to the Closing. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly executed and delivered by each Seller which is a party thereto and (assuming the due authorization, execution and delivery by the other parties hereto and thereto, the entry of the Sale Order, and, with respect to Sellers' obligations under Section 7.1 the entry of the Bidding Procedures Order) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Conflicts; Consents of Third Parties.

          EXCEPT AS SET FORTH ON SCHEDULE 5.3(A), NONE OF THE EXECUTION AND DELIVERY BY SELLERS OF THIS AGREEMENT OR THE SELLER DOCUMENTS, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR COMPLIANCE BY SELLERS WITH ANY OF THE PROVISIONS HEREOF OR THEREOF WILL CONFLICT WITH, OR RESULT IN ANY MATERIAL VIOLATION OF OR MATERIAL DEFAULT (WITH OR WITHOUT NOTICE OR LAPSE OF TIME, OR BOTH) UNDER, OR GIVE RISE TO A RIGHT OF TERMINATION, ACCELERATION OR CANCELLATION OR RIGHT TO MATERIALLY INCREASE THE OBLIGATIONS OR OTHERWISE MATERIALLY MODIFY THE TERMS UNDER ANY PROVISION OF (I) THE CERTIFICATE OF INCORPORATION AND BY LAWS OR COMPARABLE ORGANIZATIONAL DOCUMENTS OF SELLERS;
(II) SUBJECT TO ENTRY OF THE SALE ORDER, ANY MATERIAL CONTRACT, MATERIAL ASSUMED LEASE OR MATERIAL PERMIT TO WHICH ANY SELLER IS A PARTY OR BY WHICH ANY OF THE PROPERTIES OR ASSETS OF SELLERS ARE BOUND; OR (III) SUBJECT TO ENTRY OF THE SALE ORDER, ANY APPLICABLE LAW..

          EXCEPT AS SET FORTH ON SCHEDULE 5.3(B), NO CONSENT, WAIVER, APPROVAL, ORDER, PERMIT OR AUTHORIZATION OF, OR DECLARATION OR FILING WITH, OR NOTIFICATION TO, ANY PERSON OR GOVERNMENTAL BODY IS REQUIRED ON THE PART OF ANY SELLER IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE SELLER DOCUMENTS, THE COMPLIANCE BY SELLER WITH ANY OF THE PROVISIONS HEREOF OR THEREOF, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE TAKING BY ANY SELLER OF ANY OTHER ACTION CONTEMPLATED HEREBY, EXCEPT FOR (I) COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF THE HSR ACT, (II) THE ENTRY OF THE SALE ORDER, AND (III) THE ENTRY OF THE BIDDING PROCEDURES ORDER WITH RESPECT TO SELLERS' OBLIGATIONS UNDER SECTION 7.1.

     Title to Purchased Assets. Sellers and Selling Affiliates own their right, title and interest in the Purchased Assets free and clear of all Liens, other than Permitted Exceptions, and, subject to the entry of the Sale Order, and subject to the receipt of any required third party consent, on the Closing Date, Purchaser will acquire all of Sellers' and Selling Affiliates' right, title and interest in the Purchased Assets, free and clear of all Liens, other than Permitted Exceptions and Liens created by Purchaser, to the fullest extent permissible under section 363(f) of the Bankruptcy Code.

     Real Property.

          SCHEDULE 2.1(B)(I) SETS FORTH A LIST OF THE ADDRESSES OF ALL REAL PROPERTY OWNED BY SELLERS OR SELLING AFFILIATES USED IN THE BUSINESS. EXCEPT AS OTHERWISE DESCRIBED ON SCHEDULE 5.5(A), WITH RESPECT TO THE OWNED REAL PROPERTY:

               A SELLER OR SELLING AFFILIATE HAS GOOD AND MARKETABLE FEE SIMPLE TITLE TO EACH OWNED REAL PROPERTY FREE AND CLEAR OF ALL LIENS, EXCEPT FOR PERMITTED EXCEPTIONS;

               THERE ARE NO PENDING OR, TO THE KNOWLEDGE OF SELLER, THREATENED LEGAL PROCEEDINGS (A) RELATING TO A CONDEMNATION OR EXPROPRIATION ACTION AFFECTING ANY OWNED REAL PROPERTY, THE FACILITIES OR ANY PORTION THEREOF, OR (B) ADVERSELY AFFECTING THE CURRENT USE OR OCCUPANCY OF ANY OWNED REAL PROPERTY OR FACILITY;

               NO PERSON (OTHER THAN SELLERS OR SELLING AFFILIATES) IS IN POSSESSION OF ANY OF THE OWNED REAL PROPERTY, FACILITIES OR PORTION THEREOF BY LEASE, SUBLEASE, LICENSE, CONCESSION, OTHER AGREEMENT OR OTHERWISE; AND

               THERE ARE NOT OUTSTANDING OPTIONS OR RIGHTS OF FIRST REFUSAL TO PURCHASE OR LEASE THE OWNED REAL PROPERTY, THE FACILITIES OR ANY PORTION THEREOF OR INTEREST THEREIN THAT WILL NOT BE DISCHARGED BY THE SALE ORDER.

          EXCEPT AS INDICATED ON SCHEDULE 5.5(B), THE OWNED REAL PROPERTY AND THE LEASED REAL PROPERTY COMPRISE ALL OF THE REAL PROPERTY USED OR OCCUPIED IN THE OPERATION OF THE BUSINESS. NONE OF THE PERMITTED EXCEPTIONS MATERIALLY AND ADVERSELY AFFECTS SELLERS' CURRENT USE OR OCCUPANCY OF, OR (OTHER THAN LIENS RELATED TO THE DIP FINANCING THAT WILL BE RELEASED AT THE CLOSING) THE VALUE OF, THE OWNED REAL PROPERTY, THE LEASED REAL PROPERTY OR THE FACILITIES.

          SCHEDULE 2.1(B)(II) SETS FORTH A LIST OF ALL LEASES, SUBLEASES, CONCESSIONS, LICENSES AND OTHER AGREEMENTS (WHETHER WRITTEN OR ORAL), THE NAMES OF THE LESSOR AND THE LESSEE AND THE ADDRESS OF EACH PARCEL OF REAL PROPERTY LEASED BY THE SELLERS OR THE SELLING AFFILIATES (COLLECTIVELY, "ASSUMED LEASES") FOR EACH SUCH LEASED REAL PROPERTY. THE SELLER HAS MADE AVAILABLE TO PURCHASER A TRUE AND COMPLETE COPY OF EACH SUCH ASSUMED LEASE (AND IN THE CASE OF ANY ORAL ASSUMED LEASE, A WRITTEN SUMMARY OF THE MATERIAL TERMS OF SUCH ASSUMED LEASE) INCLUDING ALL AMENDMENTS, EXTENSIONS, RENEWALS, GUARANTEES AND OTHER AGREEMENTS WITH RESPECT THERETO. EXCEPT AS SET FORTH IN SCHEDULE 5.5(C), WITH RESPECT TO EACH OF THE ASSUMED LEASES:

               THE OTHER PARTY TO SUCH ASSUMED LEASE IS NOT AN AFFILIATE OF, AND OTHERWISE DOES NOT HAVE ANY ECONOMIC INTEREST IN, THE SELLERS OR SELLING AFFILIATES;

               THE APPLICABLE SELLER OR SELLING AFFILIATE HAS NOT SUBLEASED, LICENSED OR OTHERWISE GRANTED ANY OTHER PARTY THE RIGHT TO USE OR OCCUPY SUCH LEASED REAL PROPERTY OR ANY PORTION THEREOF; AND

               TO THE KNOWLEDGE OF SELLER, THERE ARE NO LIENS ON THE UNDERLYING FEE INTEREST THAT MATERIALLY AND ADVERSELY AFFECT THE USE OR OCCUPANCY OF THE LEASED REAL PROPERTY, ANY FACILITY THEREON OR THE OPERATION OF THE BUSINESS THEREIN THAT WILL NOT BE DISCHARGED BY THE SALE ORDER.

          EXCEPT AS SET FORTH IN SCHEDULE 5.5(D), WITH RESPECT TO THE
FACILITIES:

               THE FACILITIES ARE NOT IN VIOLATION OF APPLICABLE SETBACK REQUIREMENTS (SUBJECT TO ANY VIOLATIONS SET FORTH ON THE SURVEYS DELIVERED TO PURCHASER BY SELLER PRIOR TO THE DATE HEREOF), ZONING LAWS AND ORDINANCES IN ANY MATERIAL RESPECT;

               ALL FACILITIES HAVE RECEIVED ALL MATERIAL PERMITS REQUIRED IN CONNECTION WITH THE OWNERSHIP, OCCUPATION AND OPERATION (CONSISTENT WITH THE CURRENT AND REASONABLY ANTICIPATED NEEDS OF THE BUSINESS AS PRESENTLY CONDUCTED) OF THE FACILITIES AND HAVE BEEN OPERATED AND MAINTAINED IN MATERIAL COMPLIANCE WITH ALL APPLICABLE LAWS;

               THE LEGAL DESCRIPTION FOR THE LAND UNDERLYING EACH FACILITY CONTAINED IN THE DEED OR LEASE ASSIGNMENT, AS APPLICABLE, DELIVERED BY THE APPLICABLE SELLER OR SELLING AFFILIATE AT THE CLOSING WILL DESCRIBE SUCH LANDS FULLY AND ADEQUATELY, AND, SUBJECT TO ANY MATTERS SET FORTH ON THE SURVEYS DELIVERED TO PURCHASER BY SELLER PRIOR TO THE DATE HEREOF, SUCH FACILITIES ARE LOCATED WITHIN THE BOUNDARY LINES OF THE DESCRIBED PARCELS AND DO NOT ENCROACH ON ANY EASEMENT WHICH MAY BURDEN SUCH LANDS;

               SUBJECT TO ANY MATTERS SET FORTH ON THE SURVEYS DELIVERED TO PURCHASER BY SELLER PRIOR TO THE DATE HEREOF, NO FACILITIES ARE LOCATED WITHIN ANY FLOOD PLAIN OR SUBJECT TO ANY SIMILAR TYPE RESTRICTION FOR WHICH ANY PERMITS NECESSARY TO THE USE THEREOF HAVE NOT BEEN OBTAINED;

               ALL FACILITIES ARE SUPPLIED WITH, IN QUALITY AND QUANTITY, UTILITIES AND OTHER SERVICES NECESSARY FOR THE OPERATION OF SUCH FACILITIES IN ACCORDANCE WITH THE CURRENT NEEDS OF THE BUSINESS, INCLUDING, TO THE EXTENT APPLICABLE TO EACH SUCH FACILITY, GAS, ELECTRICITY, WATER, TELEPHONE, SANITARY SEWER AND STORM SEWER, AS PRESENTLY CONDUCTED, ALL OF WHICH SERVICES ARE ADEQUATE IN ACCORDANCE WITH ALL APPLICABLE LAWS AND ARE PROVIDED VIA PUBLIC ROADS OR VIA PERMANENT, IRREVOCABLE, APPURTENANT EASEMENTS BENEFITING THE FACILITY; AND

               ALL FACILITIES ABUT ON AND HAVE DIRECT VEHICULAR ACCESS TO A PUBLIC ROAD OR HAVE VEHICULAR ACCESS TO A PUBLIC ROAD VIA AN APPURTENANT EASEMENT OR RIGHT-OF-WAY BENEFITING THE APPLICABLE OWNED REAL PROPERTY OR LEASED REAL PROPERTY.

          SELLERS HAVE MADE AVAILABLE TO PURCHASER TRUE AND CORRECT COPIES OF THE MOST RECENT SURVEY OR SURVEYS IN SELLERS' POSSESSION WITH RESPECT TO THE OWNED REAL PROPERTY (AND SELLERS HAVE NO SURVEYS OF ANY OF THE LEASED REAL PROPERTIES).

     Intellectual Property. Except as set forth on Schedule 5.6, (a) Sellers or a Selling Affiliate owns and possesses all right, title and interest in and to (or has the right to use pursuant to a license or other permission) the Purchased Intellectual Property, (b) Sellers have no obligation to compensate any Person for the right to use any of the Purchased Intellectual Property (except, in the case of Purchased Intellectual Property that is licensed, for obligations pursuant to the applicable license agreement), (c) Sellers have not granted to any Person any license, option or other similar rights in or to any of the Purchased Intellectual Property, (d) Sellers have not received any written notice from any Person that challenges the validity or enforceability of any of the Purchased Intellectual Property, (e) Sellers have not received any notice from any Person challenging Sellers' or any of the Selling Affiliates' ownership of, or right to use, any of the Purchased Intellectual Property, and (f) to the Knowledge of Seller, no Person is infringing upon or has misappropriated any of the Purchased Intellectual Property.

     Employee Benefits. Set forth on Schedule 5.7 is a complete and correct list of all material "employee benefit plans" as defined by Section 3(3) of ERISA, and all other material employee benefit plans, programs or arrangements of any kind which benefit any of the Employees (collectively the "Employee Plans"). Sellers have made available to Purchaser copies of the documents comprising each Employee Plan. No Employee Plan provides any post-employment welfare coverage to current Employees, other than as may otherwise be required by COBRA. No Employee Plan is a multiemployer plan (as defined in ERISA Sections 3(37) or 4001(a)(3) or Code Section 413) and Sellers have no liability with respect to any such multiemployer plan that would reasonably be expected to result in liability to the Purchaser.

     Litigation. Except for the Chapter 11 Cases or as set forth on Schedule 5.8, there are no material Legal Proceedings pending or, to the Knowledge of Seller, threatened against any of Sellers before any Governmental Body with respect to the Business.

     Compliance with Laws. Except as described in Schedule 5.9(a): (i) Sellers and each Selling Affiliate is, with respect to the Business, in compliance in all material respects with all Laws applicable to the Business or the Purchased Assets and (ii) to the Knowledge of Seller, Sellers have not received any written notice within the past twelve (12) months relating to material violations or material alleged violations or material defaults under any Order or any Permit, license or other authority from any Governmental Body. Schedule 5.9(b) contains a complete and accurate list of each material Permit that is held by Sellers in connection with the operation of the Business or that otherwise relates to the Business or the Purchased Assets. The Permits listed on
Schedule 5.9(b) constitute all material Permits necessary to conduct the Business as currently conducted.

     Financial Advisors. Except as set forth on Schedule 5.10, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for any Seller in connection with the transactions contemplated by this Agreement and no Person acting on behalf of any Seller is entitled to any fee or commission or like payment from Purchaser in respect thereof.

     Environmental Matters. Except as set forth on Schedule 5.11, (a) the Facilities, the Business and the operations conducted by Sellers at the Facilities currently comply in all material respects with Environmental Laws;
(b) the Sellers have obtained and maintain all material Permits required under Environmental Laws to operate the Business as it is currently being operated at the Facilities, all such Permits are in full force and effect, and the Business and the Facilities currently comply in all material respects with all such Permits; (c) Sellers and the Business are not subject to any pending or ongoing Legal Proceedings or Liens under Environmental Laws relating to the Facilities, Owned Real Property, Leased Real Property, or the operation of the Business; (d) within the last three (3) years and, to the Knowledge of the

Sellers, at any other time, with respect to the Facilities; (i) no written notice, notification, demand, request for information, citation, summons or order has been issued to Sellers or the Business, (ii) no written complaint has been filed against Sellers or the Business, (iii) no material penalty has been assessed against Sellers or the Business by a Governmental Body based on violation of Environmental Laws, and (iv) no investigation, review, Legal Proceeding, or Lien is pending or threatened by any Governmental Body against the Business, in each case with respect to (A) any alleged material violation of Environmental Laws, or (B) material Liability created by or arising under Environmental Laws; (e) no (i) Releases of Hazardous Substances or (ii) off-site shipment of Hazardous Substances at, to or from any Facility, Owned Real Property, Leased Real Property, previously owned, leased or operated real property, or the operation of the Business (x) forms or (y) is reasonably expected to form, the basis for any investigation, review, Legal Proceeding, or Lien under Environmental Laws against the Business; and (f) Sellers have furnished to Purchaser all material Permits, environmental audits, environmental assessments and material environmental investigation reports, relating to the Facilities or the Business that are in the possession of, or under the reasonable control of Sellers. The representations and warranties set forth in the last two sentences of Section 5.9 and in this Section 5.11 are the sole and exclusive representations and warranties of Sellers relating to environmental, health or safety matters, including without limitation, matters arising under Environmental Laws.

     Financial Statements. Schedule 5.12 contains (a) an internally prepared and unaudited summary of the operating results of the Business for the fiscal years ended December 31, 2005 and 2006 and for the three month period ending April 1, 2007 and (b) a statement of assets and liabilities of the Business as of December 31, 2006 and April 1, 2007 (collectively, the "Financial Summary"). The Financial Summary fairly presents in all material respects the information presented therein, except for (i) in the case of the interim statements, normal year end adjustments, accruals, (ii) the absence of any footnotes and other variations that would be required to bring the Financial Summary into compliance with GAAP and (iii) the absence of allocations for certain intercompany services. The Financial Summary was prepared by the Seller from the internal books and records of Sellers, which are maintained in accordance with GAAP. The parties acknowledge that the Financial Summary has been prepared by the Seller solely for purposes of the sale of the Business and has not been audited or reviewed by independent auditors and that, as a "pro forma" presentation, the parties further acknowledge that the Financial Summary is not necessarily indicative of the operating results of the Business on a stand-alone basis or the assets and liabilities necessary to operate the Business on a stand-alone basis.

     Taxes. Except for current Taxes incurred in the Ordinary Course of Business that are not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings as set forth on Schedule 5.13, provided an appropriate reserve for such Taxes is established in accordance with GAAP, there are no unpaid Taxes of Sellers or the Sellers' Affiliates the nonpayment of which would result in a Material Adverse Effect, or otherwise could adversely affect, the Purchased Assets or cause Purchaser to incur any material Liability.

     Labor Activities. Except as set forth on Schedule 5.14, (i) within the past three years, neither Seller nor any of its Subsidiaries has experienced any union organization attempt, union election petition, request for a union election, labor strike, work stoppage, slowdown or other material labor dispute; (ii) no union election petition, written request for a union election, labor strike, work stoppage, slowdown or other material labor dispute is pending or, to the Knowledge of Seller, threatened with respect to the Business; (iii) to the Knowledge of Seller, no union organization attempt is underway or threatened; and (iv) neither Seller nor any of its Subsidiaries is a party to any labor or union agreement.

     Assumed Contracts and Assumed Leases. True and complete copies of each Assumed Lease and material written Assumed Contract (or written summaries of the terms of any Assumed Lease and material oral Assumed Contract) included in the Purchased Assets have been previously made available to Purchaser. All such Assumed Contracts and Assumed Leases are valid, binding and enforceable against the applicable Seller and, to the Knowledge of Seller, the other parties related thereto, in accordance with their terms and, to the Knowledge of Seller, are in full force and effect in all material respects.

     Sufficiency of Purchased Assets. After taking into account Purchaser's rights in Sections 2.5, 4.3, 8.4, 8.11 and 8.15 of this Agreement and under the Transition Services Agreement, the License Agreement and the other agreements contemplated hereby, and disregarding the effect of the absence of any Excluded Asset, the Purchased Assets are in all material respects sufficient for the conduct of the Business immediately following the Closing in substantially the same manner as currently conducted.

     Customers and Suppliers. There is no current material dispute between the Sellers and any Material Customer or Material Supplier of the Business, and no Material Customer or Material Supplier of the Business has informed the Sellers in writing of its plan to materially reduce its purchases from, or sales to, as applicable, the Business. For purposes of this Section 5.17, "Material Customer" means the 20 largest customers and "Material Suppliers" means the 20 largest suppliers, each measured by dollar volume of sales and purchases, as the case may be, of the Business for 2006 and as set forth on Schedule 5.17.

     Certificate of Service. The parties shown on the Certificate of Service attached hereto as Schedule 5.18 constitute all parties whom the Seller has determined, using commercially reasonable efforts, are entitled to notice of the Seller's intent to consummate the transactions contemplated herein (and assume and assign the Assumed Contracts and Assumed Leases) under Federal Rule of Bankruptcy Procedure 2002 and all other applicable rules for notice and include, without limitation, all Persons owning, claiming or asserting any claim or interest, vested or contingent, liquidated or unliquidated, contested or uncontested, against each Seller in any way relating to each Seller's operation of the Business.

     No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article V (as modified by the Schedules hereto), neither Sellers nor any other Person makes (and Purchaser is not relying upon) any other express or implied representation or warranty with respect to Sellers, the Business, the Purchased Assets (including, without limitation, the value, condition or use of any Purchased Asset), the Assumed Liabilities or the transactions contemplated by this Agreement, and Sellers disclaim any other representations or warranties, whether made by Sellers, any Affiliate of Sellers or any of their respective officers, directors, employees, agents or representatives. Except for the representations and warranties contained in Article V hereof (as modified by the Schedules hereto), each Seller (i) expressly disclaims and negates any representation or warranty, express or implied, at common law, by statute or otherwise, relating to the condition of the Purchased Assets (including, without limitation, any implied or expressed warranty of title, merchantability or fitness for a particular purpose, or of the probable success or profitability of the ownership, use or operation of the Business and the Purchased Assets by Purchaser after the Closing), and (ii) disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Purchaser or its Affiliates or representatives (including, without limitation, any opinion, information, projection or advice that may have been or may be provided to Purchaser by any director, officer, employee, agent, consultant or representative of any Seller or any of their Affiliates). The disclosure of any matter or item in any Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material or that such matter would result in a Material Adverse Effect.

     Survival of Representations and Warranties. None of the representations or warranties of Sellers set forth in this Agreement shall survive the Closing.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Sellers that:

     Organization and Good Standing. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties, to carry on its business as now conducted and to perform its obligations under this Agreement and the Purchaser Documents.

     Authorization of Agreement. Purchaser has full limited liability company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated by this Agreement (the "Purchaser Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including, without limitation, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Conflicts; Consents of Third Parties.

          EXCEPT AS SET FORTH ON SCHEDULE 6.3, NONE OF THE EXECUTION AND DELIVERY BY PURCHASER OF THIS AGREEMENT OR THE PURCHASER DOCUMENTS, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR COMPLIANCE BY PURCHASER WITH ANY OF THE PROVISIONS HEREOF OR THEREOF WILL CONFLICT WITH, OR RESULT IN ANY VIOLATION OF OR DEFAULT (WITH OR WITHOUT NOTICE OR LAPSE OF TIME, OR BOTH) UNDER, OR GIVE RISE TO A RIGHT OF TERMINATION OR CANCELLATION UNDER ANY PROVISION OF (I) THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF PURCHASER, (II) ANY CONTRACT OR PERMIT TO WHICH PURCHASER IS A PARTY OR BY WHICH PURCHASER OR ITS PROPERTIES OR ASSETS ARE BOUND OR (III) ANY APPLICABLE LAW.

          NO CONSENT, WAIVER, APPROVAL, ORDER, PERMIT OR AUTHORIZATION OF, OR DECLARATION OR FILING WITH, OR NOTIFICATION TO, ANY PERSON OR GOVERNMENTAL BODY IS REQUIRED ON THE PART OF PURCHASER IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE PURCHASER DOCUMENTS, THE COMPLIANCE BY PURCHASER WITH ANY OF THE PROVISIONS HEREOF OR THEREOF, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE TAKING BY PURCHASER OF ANY OTHER ACTION CONTEMPLATED HEREBY, OR FOR PURCHASER TO CONDUCT THE BUSINESS, EXCEPT FOR COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF THE HSR ACT.

     Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser, or to which Purchaser is otherwise a party before any Governmental Body, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or the Purchaser Documents or to consummate the transactions hereby or thereby. Purchaser is not subject to any Order of any Governmental Body except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or the Purchaser Documents or to consummate the transactions contemplated hereby or thereby.

     Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment from any Seller in respect thereof.

     Financial Capability. Purchaser (i) has, and at the Closing will have, sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Purchase Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement, (ii) has, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform its obligations hereunder and (iii) has not, and at the Closing will not have, incurred any obligation, commitment, restriction or Liability of any kind, that would impair or adversely affect such resources and capabilities.

     Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that Sellers are not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Sellers in Article V hereof (as amended, supplemented and modified by the Schedules hereto to the extent permitted hereunder), and Purchaser acknowledges and agrees that, except for the representations and warranties contained therein, the Purchased Assets and the Business are being transferred on a "where is" and, as to condition, "as is" basis. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Sellers set forth in Article V hereof (as modified by the Schedules hereto as supplemented or amended). Purchaser further represents that neither Sellers nor any of their Affiliates nor any other Person has made, and Purchaser is not relying upon, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Sellers, the Business or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of Sellers, any of their Affiliates or any other Person will have or be subject to any Liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives or Purchaser's use of, any such information, including, without limitation, any confidential memoranda distributed on behalf of Sellers relating to the Business or other publications or data room information provided to Purchaser or its representatives, or any other document or information in any form provided to Purchaser or its representatives in connection with the sale of the Business and the transactions contemplated hereby. Purchaser represents that it is a sophisticated entity that was advised by knowledgeable counsel and financial and other advisors and hereby acknowledges that it has conducted to its satisfaction, its own independent investigation and analysis of the Business (and its financial condition), the Purchased Assets and the Assumed Liabilities and, in making the determination to proceed with the transactions contemplated by this Agreement, Purchaser has relied solely on the results of its own independent investigation and the express representations set forth in this Agreement. In addition, Purchaser has conducted its own independent review of all orders of, and all motions, pleadings, and other submissions to, the Bankruptcy Court in connection with the Chapter 11 Cases.

     Adequate Assurances Regarding Executory Contracts. Purchaser is and will be capable of satisfying the conditions contained in section 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to the Assumed Contracts and the Assumed Leases.

                            BANKRUPTCY COURT MATTERS

     Bankruptcy Actions. On the first Business Day after the execution of this Agreement, Seller or an Affiliate of Seller shall file with the Bankruptcy Court a motion in substantially the form of Exhibit G hereto or otherwise reasonably acceptable to Seller and Purchaser (the "Sale Motion") seeking, among other things, entry of (i) an order approving (A) the bidding protections described and/or set forth in Article IV of this Agreement or otherwise set forth in the Sale Motion and (B) certain bidding procedures for alternative offers for the Purchased Assets, which proposed order shall be substantially in the form of Exhibit H hereto or otherwise reasonably acceptable to Seller and Purchaser (the "Bidding Procedures Order"), and (ii) an order approving this Agreement and the transactions contemplated thereby (including the sale of the Purchased Assets to Purchaser free and clear of all Liens except the Permitted Exceptions) should the purchase offer made by this Agreement constitute the highest or best offer for the Purchased Assets pursuant to the Bidding Procedures Order, which order shall be substantially in the form of Exhibit I hereto or otherwise reasonably acceptable to Seller and Purchaser (the "Sale Order"). Sellers shall exercise reasonable efforts to ensure that the Bidding Procedures

Order shall approve each of the Break-Up Fee and the Expense Reimbursement and provide that each shall constitute an allowed administrative expense of Sellers under Sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code, respectively, with priority over the claims of any and all existing lienholders and payable as set forth in Section 4.6(c) above. Seller shall exercise reasonable efforts to present record evidence to the Bankruptcy Court sufficient to support a finding by the Bankruptcy Court that the proposed sale to Purchaser is entitled to the protections set forth in Section 363(m) of the Bankruptcy Code.

     Seller Actions. Sellers shall use their reasonable efforts to have the Bankruptcy Court (i) schedule a hearing on the Sale Motion, (ii) enter the Bidding Procedures Order as soon as practicable following the date hereof, but in any case no later than 27 days after the date hereof and (iii) enter the Sale Order as and when contemplated by the Bidding Procedures Order, but in any case no later than 27 days after entry of the Bidding Procedures Order. Furthermore, Sellers shall use their reasonable efforts to obtain any other approvals or consents from the Bankruptcy Court that may be reasonably necessary to consummate the transactions contemplated in this Agreement.

     Purchaser Actions. Purchaser agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining the Sale Order and the Bidding Procedures Order, including, without limitation, furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Purchaser under this Agreement and demonstrating that Purchaser is a "good faith" purchaser under section 363(m) of the Bankruptcy Code.

     Adequate Assurances. With respect to each Assumed Contract and Assumed Lease, Purchaser shall exercise reasonable efforts to provide adequate assurance of the future performance of such Assumed Contract and Assumed Lease by Purchaser.

     Support of Sale Order. Purchaser shall not, without the prior written consent of Sellers, file, join in, or otherwise support in any manner whatsoever any motion or other pleading relating to the sale of the Purchased Assets hereunder. In the event the entry of the Sale Order or the Bidding Procedures Order shall be appealed, Sellers and Purchaser shall use their respective reasonable efforts to defend such appeal.

     Assignment of Contracts. Sellers and Purchaser shall use commercially reasonable efforts to have included in the Sale Order an authorization for Sellers to assume the Assumed Contracts and the Assumed Leases and assign to Purchaser all Assumed Contracts and Assumed Leases, and Purchaser shall be exclusively responsible for any Assumed Liabilities under all such Assumed Contracts and Assumed Leases, other than any Compromised Liabilities related to such Assumed Contracts and Assumed Leases, if any, after Purchaser's cure of all applicable monetary defaults in accordance with Section 7.7 below.

     Cure of Defaults. Purchaser shall, at or prior to the Closing, cure any and all monetary defaults under the Assumed Contracts and Assumed Leases, which defaults are required to be cured under the Bankruptcy Code in the amounts set forth in Schedules 2.1(b)(ii) and 2.1(c), respectively, so that such Assumed Contracts and Assumed Leases may be assumed by Sellers and assigned to Purchaser in accordance with the provisions of section 365 of the Bankruptcy Code. Prior to the Closing, Purchaser, at its sole discretion, shall retain the right to refuse assignment of or otherwise reject any of the Assumed Contracts and Assumed Leases that may remain subject to rejection in the Chapter 11 Cases by providing Seller written notice thereof five days prior to Closing. In the event that Purchaser shall determine to reject or refuse assignment of any such Assumed Contract or Assumed Lease prior to the Closing, Purchaser shall have no obligations with respect to such Assumed Contract or Assumed Lease, including any obligation to cure any defaults thereunder.

     Competing Transaction. This Agreement is subject to approval by the Bankruptcy Court and the consideration by Sellers of higher or better competing bids (each a "Competing Bid"). From the date hereof (and any prior time) and until the transaction contemplated by this Agreement is consummated, subject to the limitations in Section 8.10, Sellers are permitted to cause their representatives and Affiliates to initiate contact with any Person in connection with, or solicit or encourage submission of, a Qualifying Bid to be submitted at the Auction (as such terms are defined in the Bidding Procedures Order attached hereto as Exhibit H) by any Person. In addition, Sellers shall, in an effort to encourage submission of Qualifying Bids at the Auction, respond to any inquiries or offers to purchase all or any part of the Purchased Assets and perform any and all other acts related thereto that are required under the Bankruptcy Code or other applicable law, including, without limitation, supplying information relating to the Business and the assets of Sellers to prospective purchasers.

     Notice to Potential Claimants. In the event that Purchaser, prior to the date of Closing, shall discover a material, previously undisclosed or unknown actual or contingent Liability of any Seller, that is not an Assumed Liability, to any Person not set forth in Schedule 5.18, Purchaser shall inform Seller of each such previously undisclosed or unknown actual or contingent Liability, and Seller shall, at Seller's own expense: (a) provide notice to any and all such claimants of such actual or contingent Liability; and (b) take any other such action (if necessary) to classify each such Liability as an Excluded Liability without recourse against Purchaser.

                                    COVENANTS

     Access to Information. Sellers agree that, prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Business and such examination of the books and records of the Business, the Purchased Assets and the Assumed Liabilities as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law. Sellers shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Sellers to cooperate with Purchaser and Purchaser's representatives in connection with such investigation and examination, and Purchaser and its representatives shall cooperate with Sellers and their representatives and shall use their reasonable efforts to minimize any disruption to the Business. Notwithstanding anything herein to the contrary, no such


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

investigation or examination shall be permitted to the extent that it would require Sellers to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which any Seller is bound. Purchaser will not contact any employee, customer or supplier of Sellers with respect to this Agreement without the prior written consent of Sellers. Purchaser agrees to repair at its sole cost any damage to each Facility due to investigation and to indemnify and hold Sellers harmless of and from any claim for physical damages or physical injuries arising from Purchaser's investigation of each Facility, and notwithstanding anything to the contrary in this Agreement, such obligations to repair and to indemnify shall survive the closing or any termination of this Agreement.

     Conduct of the Business Pending the Closing.

          PRIOR TO THE CLOSING, SUBJECT TO ANY OBLIGATIONS AS
DEBTORS-IN-POSSESSION UNDER THE BANKRUPTCY CODE AND EXCEPT (1) AS SET FORTH ON
SCHEDULE 8.2(A), (2) AS REQUIRED BY APPLICABLE LAW, (3) AS OTHERWISE EXPRESSLY CONTEMPLATED BY THIS AGREEMENT OR (4) WITH THE PRIOR WRITTEN CONSENT OF PURCHASER (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED), SELLERS SHALL:

               MAINTAIN AND OPERATE THE PURCHASED ASSETS IN THE ORDINARY COURSE OF BUSINESS AND REPAIR AND CONTINUE NORMAL MAINTENANCE, NORMAL WEAR AND TEAR EXCEPTED; AND

               CONTINUE TO OPERATE THE BUSINESS IN ALL MATERIAL RESPECTS IN COMPLIANCE WITH ALL LAWS APPLICABLE TO SELLERS OR THE BUSINESS;

               CONTINUE TO (A) CONDUCT THE BUSINESS, (B) OPERATE THE BILLING AND COLLECTION POLICIES AND PROCEDURES WITH RESPECT TO THE BUSINESS AND (C) MAINTAIN THE BOOKS AND RECORDS OF THE BUSINESS, CONSISTENT WITH THE PAST PRACTICE OF THE BUSINESS AND IN THE ORDINARY COURSE OF BUSINESS;

               USE THEIR COMMERCIALLY REASONABLE EFFORTS TO (A) PRESERVE THE PRESENT BUSINESS OPERATIONS, ORGANIZATION AND GOODWILL OF THE BUSINESS AND
     (B) PRESERVE THE PRESENT RELATIONSHIPS WITH CUSTOMERS, SUPPLIERS AND EMPLOYEES OF THE BUSINESS; AND

               PROMPTLY ADVISE PURCHASER IN WRITING OF THE OCCURRENCE OF ANY EVENT THAT HAS HAD, OR IS REASONABLY EXPECTED TO HAVE, A MATERIAL ADVERSE EFFECT.

          SUBJECT TO ANY OBLIGATIONS AS DEBTORS-IN-POSSESSION UNDER THE BANKRUPTCY CODE AND EXCEPT (1) AS SET FORTH ON SCHEDULE 8.2(B), (2) AS REQUIRED BY APPLICABLE LAW, (3) AS OTHERWISE CONTEMPLATED BY THIS AGREEMENT OR (4) WITH THE PRIOR WRITTEN CONSENT OF PURCHASER (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED), SELLERS SHALL NOT, SOLELY AS IT RELATES TO THE BUSINESS:

               INCREASE SALARIES OR WAGES, DECLARE BONUSES, INCREASE BENEFITS OR INSTITUTE ANY NEW BENEFIT PLAN OR PROGRAM, EXCEPT AS

     REQUIRED BY LAW, AS REQUIRED BY THE TERMS OF PREVIOUSLY EXISTING CONTRACTS, CONTRACTS ENTERED INTO IN CONFORMANCE WITH THIS AGREEMENT, OR IN ACCORDANCE WITH PAST PRACTICES;

               SELL, LEASE, TRANSFER, MORTGAGE, ENCUMBER, ALIENATE OR DISPOSE OF A MATERIAL AMOUNT OF PURCHASED ASSETS EXCEPT FOR (A) SALES OF INVENTORY AND EQUIPMENT; PROVIDED, THAT, UNLESS ANY SUCH ITEM OF EQUIPMENT IS NO LONGER NECESSARY FOR THE OPERATION OF THE BUSINESS, ANY ITEM OF EQUIPMENT SOLD SHALL BE REPLACED WITH AN ITEM OF EQUIPMENT OF LIKE VALUE AND QUALITY; (B) LICENSES OF PURCHASED INTELLECTUAL PROPERTY GRANTED IN THE ORDINARY COURSE OF BUSINESS AND DISPOSITIONS OF PURCHASED INTELLECTUAL PROPERTY IN THE REASONABLE BUSINESS OF JUDGMENT OF THE SELLERS;

               INSTITUTE NEW METHODS OF ACCOUNTING THAT WILL VARY MATERIALLY FROM THE METHODS USED BY SELLERS AS OF THE DATE OF THIS AGREEMENT EXCEPT AS MAY BE REQUIRED BY GAAP;

               ENTER INTO ANY CONTRACT OR PURCHASE ORDER NOT IN THE ORDINARY COURSE OF BUSINESS; AND

               AGREE TO DO ANYTHING PROHIBITED BY THIS SECTION 8.2.

     Regulatory Approvals.

          PURCHASER SHALL USE COMMERCIALLY REASONABLE EFFORTS TO (A) OBTAIN ALL MATERIAL CONSENTS AND APPROVALS OF ALL GOVERNMENTAL BODIES AND ALL OTHER PERSONS REQUIRED TO BE OBTAINED BY PURCHASER TO EFFECT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND (B) TAKE, OR CAUSE TO BE TAKEN, ALL ACTION, AND TO DO, OR CAUSE TO BE DONE, ALL THINGS NECESSARY OR PROPER, CONSISTENT WITH APPLICABLE LAW, TO CONSUMMATE AND MAKE EFFECTIVE IN AN EXPEDITIOUS MANNER THE TRANSACTIONS CONTEMPLATED HEREBY.

          IF NECESSARY, PURCHASER AND SELLERS SHALL (A) MAKE OR CAUSE TO BE MADE ALL FILINGS REQUIRED OF EACH OF THEM OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES UNDER THE HSR ACT OR OTHER ANTITRUST LAWS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AS PROMPTLY AS PRACTICABLE AND, IN ANY EVENT, WITHIN ONE BUSINESS DAY AFTER THE DATE THE BANKRUPTCY COURT ENTERS THE BIDDING PROCEDURES ORDER APPROVING THE PURCHASER AS THE STALKING HORSE BIDDER (AS DEFINED IN THE BIDDING PROCEDURES ORDER) IN THE CASE OF ALL FILINGS REQUIRED UNDER THE HSR ACT AND WITHIN TWO WEEKS IN THE CASE OF ALL OTHER FILINGS REQUIRED BY OTHER ANTITRUST LAWS, (B) COMPLY AT THE EARLIEST PRACTICABLE DATE WITH ANY REQUEST UNDER THE HSR ACT OR OTHER ANTITRUST LAWS FOR ADDITIONAL INFORMATION, DOCUMENTS OR OTHER MATERIALS RECEIVED BY EACH OF THEM OR ANY OF THEIR RESPECTIVE SUBSIDIARIES FROM THE FEDERAL TRADE COMMISSION (THE "FTC"), THE ANTITRUST DIVISION OF THE UNITED STATES DEPARTMENT OF JUSTICE (THE "ANTITRUST DIVISION") OR ANY OTHER GOVERNMENTAL BODY IN RESPECT OF SUCH FILINGS OR SUCH TRANSACTIONS AND (C) COOPERATE WITH EACH OTHER IN CONNECTION WITH ANY SUCH FILING (INCLUDING, WITHOUT LIMITATION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, PROVIDING COPIES OF ALL SUCH DOCUMENTS TO THE NON-FILING PARTIES PRIOR TO FILING AND CONSIDERING ALL REASONABLE ADDITIONS, DELETIONS OR CHANGES SUGGESTED IN CONNECTION THEREWITH) AND IN CONNECTION WITH RESOLVING ANY INVESTIGATION OR OTHER INQUIRY OF ANY OF THE FTC, THE ANTITRUST DIVISION OR OTHER GOVERNMENTAL BODY UNDER ANY ANTITRUST LAWS WITH RESPECT TO ANY SUCH FILING OR ANY SUCH TRANSACTION. ANY AND ALL FILING FEES REQUIRED TO BE PAID BY

PURCHASER AND SELLERS UNDER THE HSR ACT AND OTHER ANTITRUST LAWS IN CONNECTION WITH SUCH FILINGS SHALL BE SHARED EQUALLY BY PURCHASER AND SELLER. EACH SUCH PARTY SHALL USE COMMERCIALLY REASONABLE EFFORTS TO FURNISH TO EACH OTHER ALL INFORMATION REQUIRED FOR ANY APPLICATION OR OTHER FILING TO BE MADE PURSUANT TO ANY APPLICABLE LAW IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH SUCH PARTY SHALL PROMPTLY INFORM THE OTHER PARTIES OF ANY ORAL COMMUNICATION WITH, AND PROVIDE COPIES OF WRITTEN COMMUNICATIONS WITH, ANY GOVERNMENTAL BODY REGARDING ANY SUCH FILINGS OR ANY SUCH TRANSACTION. NO PARTY HERETO SHALL INDEPENDENTLY PARTICIPATE IN ANY FORMAL MEETING WITH ANY GOVERNMENTAL BODY IN RESPECT OF ANY SUCH FILINGS, INVESTIGATION OR OTHER INQUIRY WITHOUT GIVING THE OTHER PARTIES PRIOR NOTICE OF THE MEETING AND, TO THE EXTENT PERMITTED BY SUCH GOVERNMENTAL BODY, THE OPPORTUNITY TO ATTEND AND/OR PARTICIPATE. SUBJECT TO APPLICABLE LAW, THE PARTIES WILL CONSULT AND COOPERATE WITH ONE ANOTHER IN CONNECTION WITH ANY ANALYSES, APPEARANCES, PRESENTATIONS, MEMORANDA, BRIEFS, ARGUMENTS, OPINIONS AND PROPOSALS MADE OR SUBMITTED BY OR ON BEHALF OF ANY PARTY RELATING TO PROCEEDINGS UNDER THE HSR ACT OR OTHER ANTITRUST LAWS. SELLERS AND PURCHASER MAY, AS EACH DEEMS ADVISABLE AND NECESSARY, REASONABLY DESIGNATE ANY COMPETITIVELY SENSITIVE MATERIAL PROVIDED TO THE OTHER UNDER THIS SECTION 8.3 AS "OUTSIDE COUNSEL ONLY." SUCH MATERIALS AND THE INFORMATION CONTAINED THEREIN SHALL BE GIVEN ONLY TO THE OUTSIDE LEGAL COUNSEL OF THE RECIPIENT AND WILL NOT BE DISCLOSED BY SUCH OUTSIDE COUNSEL TO EMPLOYEES, OFFICERS OR DIRECTORS OF THE RECIPIENT, UNLESS EXPRESS WRITTEN PERMISSION IS OBTAINED IN ADVANCE FROM THE SOURCE OF THE MATERIALS (SELLERS OR PURCHASER, AS THE CASE MAY BE).

          EACH OF PURCHASER AND SELLERS SHALL USE ITS COMMERCIALLY REASONABLE EFFORTS TO RESOLVE SUCH OBJECTIONS, IF ANY, AS MAY BE ASSERTED BY ANY GOVERNMENTAL BODY WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT UNDER THE HSR ACT, THE SHERMAN ACT, AS AMENDED, THE CLAYTON ACT, AS AMENDED, THE FEDERAL TRADE COMMISSION ACT, AS AMENDED, AND ANY OTHER UNITED STATES FEDERAL OR STATE OR FOREIGN STATUTES, RULES, REGULATIONS, ORDERS, DECREES, ADMINISTRATIVE OR JUDICIAL DOCTRINES OR OTHER LAWS THAT ARE DESIGNED TO PROHIBIT, RESTRICT OR REGULATE ACTIONS HAVING THE PURPOSE OR EFFECT OF MONOPOLIZATION OR RESTRAINT OF TRADE (COLLECTIVELY, THE "ANTITRUST LAWS"). IN CONNECTION THEREWITH, IF ANY LEGAL PROCEEDING IS INSTITUTED (OR THREATENED IN WRITING TO BE INSTITUTED) CHALLENGING THAT ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS IN VIOLATION OF ANY ANTITRUST LAW, EACH OF PURCHASER AND SELLERS SHALL COOPERATE AND USE ITS COMMERCIALLY REASONABLE EFFORTS TO CONTEST AND RESIST ANY SUCH LEGAL PROCEEDING, AND TO HAVE VACATED, LIFTED, REVERSED OR OVERTURNED ANY DECREE, JUDGMENT, INJUNCTION OR OTHER ORDER WHETHER TEMPORARY, PRELIMINARY OR PERMANENT, THAT IS IN EFFECT AND THAT PROHIBITS, PREVENTS OR RESTRICTS CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING BY PURSUING ALL REASONABLY AVAILABLE AVENUES OF ADMINISTRATIVE AND JUDICIAL APPEAL, UNLESS, BY MUTUAL AGREEMENT, PURCHASER AND SELLERS DECIDE THAT LITIGATION IS NOT IN THEIR RESPECTIVE BEST INTERESTS. EACH OF PURCHASER AND SELLERS SHALL USE ITS COMMERCIALLY REASONABLE EFFORTS TO TAKE SUCH ACTION AS MAY BE REQUIRED TO CAUSE THE EXPIRATION OF THE NOTICE PERIODS UNDER THE HSR ACT OR OTHER ANTITRUST LAWS WITH RESPECT TO SUCH TRANSACTIONS AS PROMPTLY AS POSSIBLE AFTER THE EXECUTION OF THIS AGREEMENT. IN CONNECTION WITH AND WITHOUT LIMITING THE FOREGOING, EACH OF PURCHASER AND SELLERS AGREES TO USE ITS COMMERCIALLY REASONABLE EFFORTS TO TAKE PROMPTLY ANY AND ALL STEPS NECESSARY TO AVOID OR ELIMINATE EACH AND EVERY IMPEDIMENT UNDER ANY ANTITRUST LAWS THAT MAY BE ASSERTED BY ANY FEDERAL, STATE AND LOCAL AND NON-UNITED STATES ANTITRUST OR COMPETITION AUTHORITY, SO AS TO ENABLE THE PARTIES TO CLOSE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AS EXPEDITIOUSLY AS POSSIBLE.

     Further Assurances.

          EACH OF SELLERS AND PURCHASER SHALL USE ITS COMMERCIALLY REASONABLE BEST EFFORTS TO (I) TAKE ALL ACTIONS NECESSARY OR APPROPRIATE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) CAUSE PURCHASER TO OBTAIN (BY TRANSFER, REISSUANCE OR OTHERWISE) EFFECTIVE AS OF THE CLOSING DATE ALL PERMITS IDENTIFIED ON SCHEDULE 5.9(B) AND (III) CAUSE THE FULFILLMENT AT THE EARLIEST PRACTICABLE DATE OF ALL OF THE CONDITIONS TO THEIR RESPECTIVE OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN ADDITION, PRIOR TO THE CLOSING, SELLERS SHALL USE THEIR COMMERCIALLY REASONABLE BEST EFFORTS TO TAKE SUCH ACTIONS AS ARE REASONABLY RECOMMENDED BY SELLERS' ENVIRONMENTAL CONSULTANTS TO (X) CORRECT ALL OPERATIONAL COMPLIANCE DEFICIENCIES NOTED IN THE 2007 ENVIRON INTERNATIONAL CORPORATION REPORT TITLED "LIMITED ENVIRONMENTAL COMPLIANCE REVIEW OF SEVEN FACILITIES OF DURA AUTOMOTIVE SYSTEMS, INC." AND IDENTIFIED ON SCHEDULE 5.11 AND (Y) FURTHER EVALUATE THE NEED FOR ANY PERMITS IDENTIFIED IN THE ENVIRONMENTAL SITE ASSESSMENTS LISTED ON SCHEDULE 5.11 AS POTENTIALLY REQUIRED TO OPERATE THE BUSINESS OR FACILITIES IN COMPLIANCE WITH

ENVIRONMENTAL LAWS. IN THE EVENT THAT, AS OF THE CLOSING DATE, PURCHASER SHALL NOT HAVE OBTAINED (BY TRANSFER, REISSUANCE OR OTHERWISE) ANY PERMIT IDENTIFIED ON SCHEDULE 5.9(B) OR ANY PERMIT DETERMINED TO BE NECESSARY PURSUANT TO THE PRECEDING SENTENCE, THEN FOLLOWING THE CLOSING, (A) SELLERS AND PURCHASER SHALL CONTINUE TO USE THEIR COMMERCIALLY REASONABLE BEST EFFORTS TO CAUSE PURCHASER TO OBTAIN (BY TRANSFER, REISSUANCE OR OTHERWISE) SUCH PERMIT AND (B) SELLERS SHALL COMPENSATE PURCHASER FOR ANY FINES AND PENALTIES ASSESSED AGAINST PURCHASER RELATING TO PURCHASER'S FAILURE TO OBTAIN SUCH PERMIT (BY TRANSFER, REISSUANCE OR OTHERWISE) EFFECTIVE AS OF THE CLOSING DATE.

          FOLLOWING THE CLOSING, PURCHASER SHALL ALLOW SELLER, THROUGH ITS OFFICERS, EMPLOYEES AND REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ITS LEGAL ADVISORS AND ACCOUNTANTS), REASONABLE ACCESS TO THE FACILITIES IN ORDER TO COMPLETE THE EXTRACTION OF ANY EXCLUDED ASSETS FROM THE FACILITIES. ANY SUCH ACCESS FOR THE PURPOSE EXTRACTION OF EXCLUDED ASSETS SHALL BE CONDUCTED DURING REGULAR BUSINESS HOURS UPON REASONABLE ADVANCE NOTICE AND UNDER REASONABLE CIRCUMSTANCES AND SHALL BE SUBJECT TO RESTRICTIONS UNDER APPLICABLE LAW. PURCHASER SHALL CAUSE THE OFFICERS, EMPLOYEES, CONSULTANTS, AGENTS, ACCOUNTANTS, ATTORNEYS AND OTHER REPRESENTATIVES OF PURCHASER TO COOPERATE WITH SELLER AND SELLER'S REPRESENTATIVES IN CONNECTION WITH SUCH EXTRACTION OF EXCLUDED ASSETS, AND SELLER AND ITS REPRESENTATIVES SHALL COOPERATE WITH PURCHASER AND ITS REPRESENTATIVES AND SELLER SHALL USE ITS REASONABLE EFFORTS TO MINIMIZE ANY DISRUPTION TO THE BUSINESS. SELLER AGREES TO REPAIR AT ITS SOLE COST ANY DAMAGE TO A FACILITY DUE TO EXTRACTION OF EXCLUDED ASSETS AND TO INDEMNIFY AND HOLD PURCHASER HARMLESS OF AND FROM ANY CLAIM FOR PHYSICAL DAMAGES OR PHYSICAL INJURIES ARISING FROM SELLER'S EXTRACTION OF EXCLUDED ASSETS AT EACH FACILITY, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SUCH OBLIGATIONS TO REPAIR AND TO INDEMNIFY SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT. SELLER AGREES THAT IT SHALL, AS SOON AS PRACTICABLE AFTER THE CLOSING DATE AND IN ANY EVENT WITHIN 90 DAYS FOLLOWING THE CLOSING DATE, COMPLETE THE EXTRACTION OF ANY EXCLUDED ASSETS FROM THE FACILITIES. NOTWITHSTANDING THE FOREGOING, THIS PARAGRAPH SHALL BE SUBJECT TO THE TERMS OF THE WEST UNION LEASE.

          PURCHASER ACKNOWLEDGES THAT THE CONTRACTS AND ARRANGEMENTS THAT ARE DESCRIBED ON SCHEDULE 8.4(C) ATTACHED HERETO AS "SHARED CONTRACTS" SHALL NOT BE ASSIGNED IN WHOLE OR IN PART BY SELLER OR ANY OF ITS AFFILIATES TO THE PURCHASER (SUCH CONTRACTS AND ARRANGEMENTS BEING REFERRED TO HEREIN AS THE "SHARED CONTRACTS"). WITH RESPECT TO ANY SHARED CONTRACT, AT THE PURCHASER'S WRITTEN REQUEST PRIOR TO THE CLOSING, SELLER SHALL COOPERATE WITH THE PURCHASER IN A COMMERCIALLY REASONABLE MANNER IN CONNECTION WITH THE PURCHASER'S EFFORTS TO OBTAIN THE AGREEMENT OF THE OTHER PARTY OR PARTIES TO ANY SUCH SHARED CONTRACT SET FORTH ON SCHEDULE 8.4(C) TO ENTER INTO A SEPARATE AGREEMENT WITH PURCHASER WITH RESPECT TO THE MATTERS COVERED BY SUCH SHARED CONTRACT AS THEY RELATE TO THE BUSINESS; PROVIDED, HOWEVER, THAT SUCH COOPERATION SHALL NOT INCLUDE ANY REQUIREMENT OF SELLER TO EXPEND MONEY, COMMENCE ANY LITIGATION OR OFFER OR GRANT ANY ACCOMMODATION (FINANCIAL OR OTHERWISE) TO ANY THIRD PARTY. THE PURCHASER AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER TO THE PURCHASER ARISING OUT OF OR RELATING TO THE FAILURE TO OBTAIN ANY SUCH SEPARATE AGREEMENT. THE PURCHASER FURTHER AGREES THAT NO REPRESENTATION, WARRANTY OR COVENANT OF SELLER CONTAINED HEREIN SHALL BE BREACHED OR DEEMED BREACHED, AND NO CONDITION OF THE PURCHASER SHALL BE DEEMED NOT SATISFIED, AS A RESULT OF THE FAILURE TO OBTAIN ANY SUCH SEPARATE AGREEMENT OR AS A RESULT OF ANY FACTS RELATING TO THE SHARED CONTRACTS. IF, DESPITE COOPERATION BY SELLER, PURCHASER IS UNABLE TO ENTER INTO A SEPARATE AGREEMENT WITH PURCHASER WITH RESPECT TO THE MATTERS COVERED BY SUCH SHARED CONTRACT AS THEY RELATE TO THE BUSINESS EFFECTIVE AS OF THE CLOSING DATE, SELLERS SHALL, AT PURCHASER'S SOLE COST AND EXPENSE AND FOR A PERIOD OF UP TO SIX MONTHS FOLLOWING THE CLOSING, COOPERATE WITH PURCHASER IN ANY REASONABLE ARRANGEMENT, INCLUDING PURCHASER'S PROVISION OF CREDIT SUPPORT, DESIGNED TO PROVIDE FOR PURCHASER THE BENEFITS AND OBLIGATIONS OF OR UNDER ANY SUCH SHARED CONTRACT, INCLUDING ENFORCEMENT FOR THE BENEFIT OF PURCHASER OF ANY AND ALL RIGHTS OF SELLERS AGAINST A THIRD PARTY THERETO ARISING OUT OF THE BREACH OR CANCELLATION THEREOF BY SUCH THIRD PARTY; PROVIDED, THAT NOTHING IN THIS SECTION 8.4(C) SHALL (X) REQUIRE SELLERS TO MAKE ANY MATERIAL EXPENDITURE OR INCUR ANY MATERIAL OBLIGATION ON ITS OWN OR ON PURCHASER'S BEHALF OR (Y) PROHIBIT SELLERS FROM CEASING OPERATIONS OR WINDING UP ITS AFFAIRS FOLLOWING THE CLOSING.

     Bonds, Letters of Credit, Etc. Purchaser shall take all necessary steps, and execute and deliver all necessary documents, to ensure that, on the Closing Date, Purchaser has in place the bonds, letters of credit, indemnity agreements and similar items necessary in connection with the

Assumed Contracts, if any, not to exceed $500,000 in the aggregate, including, without limitation, such bonds, letters of credit, indemnity agreements and similar items set forth on Schedule 8.5 or necessary to cause the release of Sellers from any and all obligations related to the foregoing.

     Confidentiality.

          PURCHASER ACKNOWLEDGES THAT THE CONFIDENTIAL INFORMATION PROVIDED TO IT IN CONNECTION WITH THIS AGREEMENT, INCLUDING UNDER SECTION 8.1, AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, IS SUBJECT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT BETWEEN PURCHASER AND DURA AUTOMOTIVE SYSTEMS, INC. (ULTIMATE PARENT OF SELLER) DATED APRIL 18, 2007 (THE "CONFIDENTIALITY AGREEMENT"), THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. EFFECTIVE UPON, AND ONLY UPON, THE CLOSING DATE, THE CONFIDENTIALITY AGREEMENT SHALL TERMINATE WITH RESPECT TO ALL INFORMATION TO THE EXTENT RELATING TO THE BUSINESS OR OTHERWISE INCLUDED IN THE PURCHASED ASSETS; PROVIDED, HOWEVER, THAT PURCHASER ACKNOWLEDGES THAT ANY AND ALL OTHER CONFIDENTIAL INFORMATION PROVIDED TO IT BY ANY SELLER OR ITS REPRESENTATIVES CONCERNING ANY SELLER AND THEIR SUBSIDIARIES SHALL REMAIN SUBJECT TO THE TERMS AND CONDITIONS OF THE CONFIDENTIALITY AGREEMENT AFTER THE CLOSING DATE. FOR PURPOSES OF THIS SECTION 8.6, "CONFIDENTIAL INFORMATION" SHALL MEAN ANY CONFIDENTIAL INFORMATION WITH RESPECT TO THE BUSINESS, INCLUDING, WITHOUT LIMITATION, METHODS OF OPERATION, CUSTOMERS, CUSTOMER LISTS, PRODUCTS, PRICES, FEES, COSTS, TECHNOLOGY, INVENTIONS, TRADE SECRETS, KNOW-HOW, SOFTWARE, MARKETING METHODS, PLANS, PERSONNEL, SUPPLIERS, COMPETITORS, MARKETS OR OTHER SPECIALIZED INFORMATION OR PROPRIETARY MATTERS.

          NEITHER SELLERS NOR THEIR AFFILIATES SHALL USE OR DIVULGE ANY CONFIDENTIAL INFORMATION AFTER THE CLOSING DATE, EXCEPT ON BEHALF OF PURCHASER OR ANY OF ITS AFFILIATES; PROVIDED, HOWEVER, THAT THE COVENANTS CONTAINED IN THIS SECTION 8.6(B) SHALL NOT APPLY TO THE FOLLOWING: (I) INFORMATION THAT IS ALREADY IN THE PUBLIC DOMAIN OR GENERALLY AVAILABLE TO PERSONS IN THE SAME OR SIMILAR INDUSTRIES AS SELLERS, PURCHASER OR ANY OF THEIR AFFILIATES; (II) INFORMATION THAT BECOMES PART OF THE PUBLIC DOMAIN OR GENERALLY AVAILABLE TO COMPANIES IN THE SAME OR SIMILAR INDUSTRIES AS SELLERS, PURCHASER OR ANY OF THEIR AFFILIATES BY PUBLICATION OR OTHERWISE OTHER THAN THROUGH ANY ACTION ON THE PART OF SELLERS AND THEIR AFFILIATES IN VIOLATION OF THIS AGREEMENT; (III) INFORMATION THAT SELLERS AND/OR THEIR AFFILIATES RECEIVED FROM A THIRD PARTY WHO, TO THE KNOWLEDGE OF SELLER, WAS NOT LEGALLY OR CONTRACTUALLY PROHIBITED FROM DISCLOSING SUCH INFORMATION; OR (IV) INFORMATION THAT SELLERS OR THEIR AFFILIATES ARE LEGALLY COMPELLED TO DISCLOSE, BUT ONLY AS TO THE DISCLOSURE THAT IT IS SO COMPELLED.

     Non-solicitation.

          NEITHER SELLERS NOR THEIR AFFILIATES SHALL, FOR A PERIOD OF THREE YEARS AFTER THE CLOSING DATE, EITHER DIRECTLY OR INDIRECTLY, FOR THEIR OWN BENEFIT OR THE BENEFIT OF ANY OTHER PERSON, SOLICIT OR ATTEMPT TO SOLICIT, OR DIVERT OR ATTEMPT TO DIVERT, FROM PURCHASER OR ITS AFFILIATES OR THEIR SUCCESSORS IN INTEREST AFTER THE CLOSING DATE, OR DISRUPT OR ATTEMPT TO DISRUPT, ANY CUSTOMERS OR SUPPLIERS OF THE BUSINESS, IN EACH CASE TO THE MATERIAL DETRIMENT OF THE BUSINESS.

          NEITHER SELLERS NOR THEIR AFFILIATES SHALL, FOR A PERIOD OF THREE YEARS AFTER THE CLOSING DATE, DIRECTLY OR INDIRECTLY, EITHER FOR THEIR OWN BENEFIT OR THE BENEFIT OF ANY OTHER PERSON, SOLICIT OR ATTEMPT TO SOLICIT, INDUCE OR ATTEMPT TO INDUCE, ANY INDIVIDUAL WHO IS THEN EMPLOYED AT THE BUSINESS BY PURCHASER OR ANY OF ITS AFFILIATES OR THEIR SUCCESSORS IN INTEREST, TO LEAVE HIS OR HER EMPLOYMENT WITH PURCHASER OR ANY OF ITS AFFILIATES OR THEIR SUCCESSORS IN INTEREST. NOTWITHSTANDING THE FOREGOING, SELLERS AND THEIR SUBSIDIARIES SHALL NOT BE PRECLUDED FROM HIRING ANY SUCH PERSON EMPLOYED BY THE PURCHASER OR ANY OF ITS AFFILIATES OR THEIR SUCCESSORS WHO (I) IS NOT A TRANSFERRED EMPLOYEE AND WHO INITIATES DISCUSSIONS REGARDING SUCH EMPLOYMENT WITHOUT ANY DIRECT OR INDIRECT SOLICITATION BY SELLERS AND THEIR AFFILIATES;
(II) RESPONDS TO ANY PUBLIC ADVERTISEMENT PLACED BY SELLERS AND THEIR AFFILIATES OR ANY AGENT THEREOF; OR (III) HAS BEEN TERMINATED BY PURCHASER OR ANY OF ITS AFFILIATES OR THEIR SUCCESSORS IN INTEREST PRIOR TO THE DATE HEREOF.

     Seller Non-compete. In exchange for Purchaser's agreements herein, including Purchaser's acquisition of certain Confidential Information and business goodwill of Sellers and the Selling Affiliates relating to the Business and the Purchased Assets for good and valuable consideration, Seller and its Subsidiaries and Dura, individually and collectively, hereby agree that for a period of five years after the Closing Date, neither Sellers nor their Subsidiaries and Dura shall engage, directly or indirectly, either as an owner or equity holder (other than as an equity holder of less than 10% of the issued and outstanding shares of a publicly traded company) or otherwise, within any State within the United States or in any Province in Canada in which Sellers and their Subsidiaries conducted the Business in the 24-month period immediately preceding the Closing Date, in a business enterprise that competes in any material respect with the Business as presently conducted or as conducted on the Closing Date (the "Restricted Business"); provided that, notwithstanding the foregoing, Sellers, Dura and their Subsidiaries may hereafter purchase, or otherwise become affiliated with or participate in, any enterprise engaged in the Restricted Business if (i) less than $30 million of annual aggregate gross revenues of such enterprise for its most recently completed fiscal year were derived from the Restricted Business and (ii) the annual aggregate gross revenues of such enterprise for its most recently completed fiscal year that were derived from the Restricted Business, when combined with the annual aggregate gross revenues for the most recent completed fiscal year derived from the Restricted Business of all of the other enterprises owned by Sellers, Dura and their Subsidiaries were less than $50 million in the aggregate (the "Revenue Limits"); provided, however, that Sellers and their Subsidiaries may hereafter acquire a controlling interest in any enterprise that is engaged in a Restricted Business even if the aggregate gross revenues of such enterprises for its most recently completed fiscal year place Sellers, Dura and their Subsidiaries over the Revenue Limits, so long as Sellers, Dura and their Subsidiaries shall use reasonable efforts to divest, as soon as reasonably practicable, a portion of their interest in such enterprise relating to the Restricted Business such that the Revenue Limits would not be exceeded after giving effect to such divestiture. Notwithstanding the above, the operation by Sellers or Sellers' Affiliates of the China Joint Venture and the Mass Transit Business, in each case as presently conducted, shall not constitute a violation of this Section 8.8.

     Purchaser Non-compete. In exchange for the Seller's agreements herein, including Purchaser's acquisition and licensing of certain Intellectual Property and other Confidential Information and the parties' mutual intention to preserve the goodwill of the Mass Transit Business under the ownership of Dura after the Closing, Purchaser hereby agrees that for a period of three years after the Closing Date, Purchaser shall not engage, directly or indirectly, either as an owner or equity holder (other than as an equity holder of less than 10% of the issued and outstanding shares of a publicly traded company) or otherwise, within any State within the United States or in any Province in Canada in which Sellers and their Subsidiaries conducted the Mass Transit Business in the 24-month period immediately preceding the Closing Date, in a business enterprise that competes in any material respect with the Mass Transit Business as presently conducted (the "Purchaser Restricted Business"); provided that, notwithstanding the foregoing, Purchaser may hereafter purchase, or otherwise become affiliated with or participate in, any enterprise engaged in the Purchaser Restricted Business if (i) less than $30 million of annual aggregate gross revenues of such enterprise for its most recently completed fiscal year were derived from the Purchaser Restricted Business and (ii) the annual aggregate gross revenues of such enterprise for its most recently completed fiscal year that were derived from the Purchaser Restricted Business, when combined with the annual aggregate gross revenues for the most recent completed fiscal year derived from the Purchaser Restricted Business of all of the other enterprises owned by Purchaser were less than $50 million in the aggregate (the "Purchaser Revenue Limits"); provided, however, that Purchaser may hereafter acquire a controlling interest in any enterprise that is engaged in a Purchaser Restricted Business even if the aggregate gross revenues of such enterprises for its most recently completed fiscal year place Purchaser over the Purchaser Revenue Limits, so long as Purchaser shall use reasonable efforts to divest, as soon as reasonably practicable, a portion of their interest in such enterprise relating to the Purchaser Restricted Business such that the Purchaser Revenue Limits would not be exceeded after giving effect to such divestiture. Notwithstanding the above, the manufacture and sale by Purchaser of glass for windows as component parts shall not constitute a violation of this Section 8.9.

     Exclusivity. Sellers acknowledge they have exercised diligent, commercially reasonably efforts to market potential bids for the sale of the Business through the date of this Agreement. Pursuant to such efforts, and as consideration for the substantial expenditures of time, effort and expense undertaken and continuing by Purchaser in connection with the completion of its due diligence review of the Business and the preparation, negotiation and execution of this Agreement, Sellers shall not, through its agents or otherwise, unilaterally solicit or otherwise initiate negotiations with any Person for the purpose of naming such Person as the Stalking Horse Bidder (as defined in the Bidding Procedures Order, attached hereto as Exhibit H), and Sellers acknowledge they intend Purchaser to be the Stalking Horse Bidder; however, consistent with their fiduciary duties to elicit the highest and best offer for the Purchased Assets and to conduct a competitive Auction, and in accordance with Section 7.8 hereof, Sellers may solicit, encourage and negotiate Qualifying Bids for submission at the Auction as a Competing Bid.

     Preservation of Records. For a period of seven years after the Closing Date (or such longer period as may be required by any Governmental Body or ongoing claim):

          NO PARTY HERETO SHALL DISPOSE OF OR DESTROY ANY OF THE BUSINESS RECORDS AND FILES OF THE BUSINESS HELD BY SUCH PARTY AND RELATING TO THE PERIOD PRECEDING THE CLOSING DATE. IF A PARTY HERETO WISHES TO DISPOSE OF OR DESTROY SUCH RECORDS AND FILES AFTER THAT TIME, OR IF ANY PARTY HERETO WISHES AT ANY TIME TO DESTROY ANY BUSINESS RECORDS AND FILES OF THE BUSINESS HELD BY IT, THE PARTY PROPOSING SUCH DISPOSITION OR DESTRUCTION SHALL FIRST GIVE 30 DAYS' PRIOR WRITTEN NOTICE TO THE OTHER PARTY, AND SUCH OTHER PARTY SHALL HAVE THE RIGHT, AT ITS OPTION AND EXPENSE, UPON PRIOR WRITTEN NOTICE TO THE NOTIFYING PARTY WITHIN SUCH 30-DAY PERIOD, TO TAKE POSSESSION OF THE RECORDS AND FILES WITHIN 15 DAYS AFTER THE DATE OF SUCH NOTICE. THE PARTY PRESERVING THE RECORDS SHALL BEAR THE COSTS ASSOCIATED WITH SUCH ACTION.

          EACH PARTY (THE "REQUESTED PARTY") SHALL ALLOW THE OTHER PARTY AND ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, ACCOUNTANTS AND AUDITORS REASONABLE ACCESS DURING NORMAL BUSINESS HOURS TO ALL EMPLOYEES AND FILES OF THE REQUESTED PARTY AND ANY BOOKS AND RECORDS AND OTHER MATERIALS INCLUDED IN THE PURCHASED ASSETS RELATING TO PERIODS PRIOR TO THE CLOSING DATE IN CONNECTION WITH GENERAL BUSINESS PURPOSES, WHETHER OR NOT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE PREPARATION OF TAX RETURNS, AMENDED TAX RETURN OR CLAIM FOR REFUND (AND ANY MATERIALS NECESSARY FOR THE PREPARATION OF ANY OF THE FOREGOING), AND FINANCIAL STATEMENTS FOR PERIODS ENDING ON OR PRIOR TO THE CLOSING DATE, THE MANAGEMENT AND HANDLING OF ANY AUDIT, INVESTIGATION, LITIGATION OR OTHER PROCEEDING IN, WHETHER SUCH AUDIT, INVESTIGATION, LITIGATION OR OTHER PROCEEDING IS A MATTER WITH RESPECT TO WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER), TO COMPLY WITH THE RULES AND REGULATIONS OF THE INTERNAL REVENUE SERVICE, THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER GOVERNMENTAL BODY OR OTHERWISE RELATING TO SELLERS' OTHER BUSINESSES OR OPERATIONS.

     Publicity. Neither Sellers nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other Party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or Sellers, disclosure is otherwise required by applicable Law or by the Bankruptcy Court with respect to filings to be made with the Bankruptcy Court in connection with this Agreement or by the applicable rules of any stock exchange on which Purchaser or Sellers list securities, provided that the Party intending to make such release shall use its reasonable efforts consistent with such applicable Law or Bankruptcy Court requirement to consult with the other Party with respect to the text thereof.

     Supplementation and Amendment of Schedules. Sellers may, at their option, include in the Schedules items that are not material to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. From time to time prior to the Closing, Sellers shall have the right to supplement or amend the Schedules with respect to any matter hereafter arising. No such supplement or amendment shall be taken into account in determining whether or not the condition to closing set forth in Section 10.1(a) has been satisfied.

     Cooperation with Seller. Purchaser shall cooperate with the Seller to the extent necessary to allow Seller to administer any Employee Plan subject to Title IV of ERISA ("Title IV Plan") after the Closing, including to allow Seller to provide such information as may be requested by the Pension Benefit Guaranty Corporation ("PBGC"). Without limiting the generality of the foregoing, Purchaser shall, at the Seller's reasonable request, use any of the Purchased Assets (including, without limitation, records, computers, computer software and rights under Assumed Contracts) to make any calculation necessary or desirable, or to provide any information necessary or desirable, to the administration of any Title IV Plan, the making of any benefit determination or to facilitate the taking by the PBGC of any action it determines to take in respect of any person or group of persons at any time covered by, or a beneficiary of, any Title IV Plan. Seller shall reimburse Purchaser for all expenses reasonably incurred by Purchaser in responding to any request or taking any action pursuant to this
Section 8.14; provided that Purchaser shall notify Seller of such expenses in advance of incurring them to give the Seller a reasonable opportunity to determine whether such action and such expense is necessary. Dura Marks.

          THE DURA MARKS MAY APPEAR ON SOME OF THE PURCHASED ASSETS, INCLUDING ON SIGNAGE. PURCHASER ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE AND, UPON CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WILL NOT HAVE, ANY RIGHT, TITLE, INTEREST, LICENSE OR OTHER RIGHT TO USE THE DURA MARKS.

          PURCHASER AGREES THAT IT SHALL, (I) AS SOON AS PRACTICABLE AFTER THE CLOSING DATE AND IN ANY EVENT WITHIN 120 DAYS FOLLOWING THE CLOSING DATE, CEASE TO MAKE ANY USE OF THE DURA MARKS, AND (II) IMMEDIATELY AFTER THE CLOSING DATE, CEASE TO HOLD ITSELF OUT AS HAVING ANY AFFILIATION WITH SELLERS. PURCHASERS SHALL USE ITS BEST EFFORTS TO REMOVE, STRIKE OVER OR OTHERWISE OBLITERATE THE DURA MARKS FROM THE PURCHASED ASSETS, AND ALL OTHER MATERIALS, INCLUDING, WITHOUT LIMITATION, ANY VEHICLES, BUSINESS CARDS, SCHEDULES, STATIONERY, PACKAGING MATERIALS, DISPLAYS, SIGNS, PROMOTIONAL MATERIALS, MANUALS, FORMS, AND OTHER MATERIALS; PROVIDED THAT PURCHASER MAY, DURING THE 120-DAY PERIOD FOLLOWING THE CLOSING DATE, CONTINUE TO USE ANY SUCH MATERIAL BEARING THE DURA MARKS TO THE EXTENT THAT IT IS NOT PRACTICABLE TO REMOVE OR COVER UP SUCH DURA

MARKS. PURCHASER SHALL ALSO HAVE A RIGHT TO SELL OFF EXISTING INVENTORY OF PRODUCTS THAT BEAR ANY OF THE DURA MARKS FOR A PERIOD OF 120 DAYS. ANY USE OF THE DURA MARKS BY PURCHASER PURSUANT TO THIS SECTION SHALL: (X) BE IN CONFORMITY WITH THE PRACTICES OF SELLERS AS OF THE CLOSING DATE, (Y) BE IN A MANNER THAT DOES NOT IN ANY WAY HARM OR DISPARAGE SELLERS OR THE REPUTATION OR GOODWILL OF THE DURA MARKS, AND (Z) BE CONTINGENT ON PURCHASER MAINTAINING THE QUALITY OF GOODS AND SERVICES USED IN CONNECTION WITH THE DURA MARKS AT A STANDARD AT LEAST AS HIGH AS THAT OF THE GOODS AND SERVICES OFFERED AND SOLD BY SELLERS AS OF THE CLOSING DATE.

     License Agreement. On the Closing Date, Sellers and Purchaser shall enter into a license agreement ("License Agreement") in substantially the same form as Exhibit F attached hereto, which license shall provide for mutual step-in rights in the event of third party infringement of any licensed intellectual property, and pursuant to which:

          SELLERS (AND THEIR AFFILIATES, IF APPLICABLE) SHALL GRANT TO PURCHASER A PERPETUAL, WORLDWIDE, NON-EXCLUSIVE, ROYALTY-FREE LICENSE (WITH THE RIGHT TO GRANT SUBLICENSES UPON SELLERS' PRIOR WRITTEN APPROVAL, WHICH SHALL NOT BE UNREASONABLY WITHHELD) TO USE, SOLELY IN CONNECTION WITH THE BUSINESS, (I) THOSE PATENTS AND PATENT APPLICATIONS IDENTIFIED ON PART (A) OF SCHEDULE 8.16, AND
(II) ANY TECHNOLOGY OWNED BY SELLERS (OR ANY OF THEIR AFFILIATES) OR LICENSED (TO THE EXTENT SUBLICENSING IS PERMITTED) TO SELLERS (OR ANY OF THEIR AFFILIATES) THAT IS USED IN THE OPERATION OF THE BUSINESS (BUT NOT PRIMARILY USED IN THE OPERATION OF THE BUSINESS) AS OF THE CLOSING DATE. SELLERS (AND THEIR AFFILIATES, IF APPLICABLE) AGREE NOT TO FURTHER LICENSE THE INTELLECTUAL PROPERTY LICENSED TO PURCHASER PURSUANT TO THIS SECTION 8.16(A) TO A THIRD PARTY COMPETITOR IN THE BUSINESS AS THE BUSINESS IS CONDUCTED BY SELLERS AND THEIR AFFILIATES IMMEDIATELY PRIOR TO THE CLOSING.

          PURCHASER SHALL GRANT TO SELLERS (AND THEIR AFFILIATES, IF APPLICABLE) A PERPETUAL, WORLDWIDE, NON-EXCLUSIVE, ROYALTY-FREE LICENSE (WITH THE RIGHT TO GRANT SUBLICENSES UPON PURCHASER'S PRIOR WRITTEN APPROVAL, WHICH SHALL NOT BE UNREASONABLY WITHHELD) TO USE, SOLELY IN CONNECTION WITH THE MASS TRANSIT BUSINESS AND ANY OTHER MOTORIZED VEHICLE BUSINESS OF SELLERS OR THEIR AFFILIATES (OTHER THAN THE BUSINESS) (THE "RETAINED BUSINESSES"), (I) THOSE PATENTS IDENTIFIED ON PART (B) SCHEDULE 8.16, AND (II) ANY TECHNOLOGY PRIMARILY USED IN THE BUSINESS AS OF THE CLOSING DATE. PURCHASER AGREES NOT TO FURTHER LICENSE THE INTELLECTUAL PROPERTY LICENSED TO SELLERS (AND THEIR AFFILIATES) PURSUANT TO THIS SECTION 8.16(B) TO A THIRD PARTY COMPETITOR IN THE RETAINED BUSINESSES AS SUCH RETAINED BUSINESSES ARE CONDUCTED BY SELLERS AND THEIR AFFILIATES IMMEDIATELY PRIOR TO THE CLOSING.

     Non Disturbance Agreements. Seller shall use commercially reasonable efforts between the date hereof and the Closing to obtain from each lender holding a mortgage on a Leased Real Property (or the underlying fee interests), excluding any Leased Property with a month-to-month term, an agreement, in form and substance reasonably satisfactory to Purchaser, under which such lender shall agree that, in the event of the foreclosure of such mortgage, such lender shall recognize the tenant of such Leased Real Property on the terms and conditions of the lease of such Leased Real Property, subject to customary conditions and limitations, which agreement will not be discharged by the Sale Order.

     Landlord Waivers. Seller shall use commercially reasonable efforts between the date hereof and the Closing to obtain from each landlord of a Leased Real Property, other than a Leased Real Property with a month-to-month term, a waiver and consent agreement between such landlord and Purchaser's lender or lenders, in form and substance reasonably acceptable to such lender or lenders.

     Title Policies. Seller shall use commercially reasonable efforts between the date hereof and the Closing to assist Purchaser, at Purchaser's sole cost and expense, to (i) remove from the Purchaser's title policies those exceptions that are reasonably objectionable to Purchaser and (ii) add endorsements to the title policies as reasonably requested by Purchaser.

     Environmental Waiver. Notwithstanding anything in this Agreement to the contrary, Purchaser and its Affiliates waive any right, whether arising at law or in equity, to seek contribution, cost recovery, damages, or any other recourse or remedy from Sellers or its Affiliates, and hereby covenant not to sue and release Seller and its Affiliates, with respect to any claim, demand or liability relating to any environmental, health or safety matter, including without limitation, any matter arising under Environmental Laws or relating to Hazardous Substances, with respect to the Business, the Facilities, the Owned Real Property, the Leased Real Property or the Purchased Assets. Notwithstanding the foregoing, the provisions of this Section 8.20 shall not affect or impair the ability of Purchaser to defend against a third party claim, demand or liability relating to any environmental, health or safety matter by asserting to such third party that such claim, demand or liability is an Excluded Liability and was not assumed by Purchaser.

     Responsibility for Excluded Liabilities. All of the Excluded Liabilities shall remain the responsibility of, and shall be retained, paid, performed and discharged solely by, Sellers.

     Transition Services. Sellers shall cooperate with Purchaser as reasonably appropriate and otherwise use commercially reasonable efforts between the date hereof and the Closing to commence transitioning to the Business the services that will be provided by Sellers to Purchaser following the Closing pursuant to the terms of the Transition Services Agreement.

                         EMPLOYEES AND EMPLOYEE BENEFITS

     Employment.

          SELLERS SHALL PROVIDE PURCHASER WITHIN A REASONABLE PERIOD PRIOR TO THE CLOSING DATE A LIST OF ALL EMPLOYEES, INCLUDING WITH RESPECT TO ANY INACTIVE EMPLOYEE, THE ANTICIPATED DATE OF RETURN TO ACTIVE EMPLOYMENT. SELLERS SHALL TERMINATE ALL EMPLOYEES ON THE CLOSING DATE, AND PURCHASER SHALL OFFER EMPLOYMENT EFFECTIVE AS OF THE CLOSING TO ALL SUCH EMPLOYEES WHO ARE AUTHORIZED TO BE EMPLOYED IN THE UNITED STATES ON TERMS AND CONDITIONS THAT ARE INITIALLY THE SAME IN ALL MATERIAL RESPECTS TO THE TERMS AND CONDITIONS OF THE EMPLOYEE'S EMPLOYMENT WITH SELLER IMMEDIATELY PRIOR TO CLOSING (INCLUDING POSITION, RESPONSIBILITIES AND JOB LOCATION). EMPLOYEES WHO ACCEPT PURCHASER'S OFFER OF EMPLOYMENT SHALL BE REFERRED TO AS THE "TRANSFERRED EMPLOYEES". EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, SELLERS SHALL HAVE NO RESPONSIBILITY WHATSOEVER FOR ANY LIABILITIES OR OBLIGATIONS THAT RELATE IN ANY WAY TO PURCHASER'S OFFERS OF EMPLOYMENT.

          SELLERS SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS PURCHASER FROM ANY LIABILITIES OR OBLIGATIONS THAT RELATE IN ANY WAY TO SELLER'S TERMINATION OF CURRENT OR FORMER EMPLOYEES' EMPLOYMENT ON OR PRIOR TO THE CLOSING DATE AND TO SELLER'S EMPLOYMENT OF CURRENT OR FORMER EMPLOYEES ON OR PRIOR TO THE CLOSING DATE, EXCEPT TO THE EXTENT ANY SUCH SELLER LIABILITIES ARISE AS A RESULT OF ACTIONS TAKEN BY PURCHASER AFTER THE CLOSING AS DESCRIBED IN SECTION 9.1(C). PURCHASER SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS SELLER FROM ANY LIABILITIES OR OTHER OBLIGATIONS THAT RELATE IN ANY WAY TO PURCHASER'S TERMINATION OF TRANSFERRED EMPLOYEES' (OR ANY OTHER INDIVIDUAL'S) EMPLOYMENT AND TO PURCHASER'S EMPLOYMENT OF TRANSFERRED EMPLOYEES (OR ANY OTHER INDIVIDUAL) ON AND AFTER THE CLOSING DATE.

          PURCHASER SHALL NOT DURING THE 180-DAY PERIOD BEGINNING ON THE CLOSING DATE TERMINATE THE EMPLOYMENT OF FULL-TIME EMPLOYEES (AS DETERMINED FOR PURPOSES OF THE WARN ACT) OF THE BUSINESS HIRED BY PURCHASER SO AS TO CAUSE ANY "PLANT CLOSING" OR "MASS LAYOFF" (AS THOSE TERMS ARE DEFINED IN THE WARN ACT) SUCH THAT SELLERS HAVE ANY OBLIGATION UNDER THE WARN ACT THAT SELLERS OTHERWISE WOULD NOT HAVE HAD ABSENT

SUCH TERMINATIONS, UNLESS THE PURCHASER FULLY INDEMNIFIES, DISCHARGES AND HOLDS HARMLESS SELLERS FROM ANY AND ALL LIABILITIES ARISING UNDER THE WARN ACT IN RELATION TO SUCH ACTIONS BY THE PURCHASER.

     Employee Benefits in General.

          FOR THE ONE-YEAR PERIOD BEGINNING ON THE CLOSING DATE, TO THE EXTENT A TRANSFERRED EMPLOYEE REMAINS EMPLOYED BY PURCHASER FOR SUCH ONE-YEAR PERIOD, PURCHASER SHALL PROVIDE OR CAUSE TO BE PROVIDED TO SUCH TRANSFERRED EMPLOYEE A BASE SALARY OR HOURLY WAGE THAT IS NOT LESS THAN SUCH EMPLOYEE'S BASE SALARY OR HOURLY WAGE IN EFFECT IMMEDIATELY PRIOR TO THE CLOSING DATE; PROVIDED, THAT NOTHING HEREIN SHALL CHANGE ANY TRANSFERRED EMPLOYEE'S AT-WILL STATUS OR RESTRICT PURCHASER'S ABILITY TO TERMINATE ANY TRANSFERRED EMPLOYEE'S EMPLOYMENT. PURCHASER SHALL PAY THE AMOUNT OF ANY UNPAID BONUSES, INCENTIVES OR COMMISSIONS WITH RESPECT TO THE PERIOD COMMENCING JANUARY 1, 2007 AND ENDING ON THE CLOSING DATE TO THE EXTENT INCLUDED IN CURRENT LIABILITIES AT THE SAME TIME AND IN THE SAME MANNER AS PURCHASER PAYS BONUSES, INCENTIVES OR COMMISSIONS WITH RESPECT TO FISCAL YEAR 2007. PURCHASER AGREES TO TAKE ANY AND ALL ACTIONS NECESSARY OR APPROPRIATE TO PROVIDE THAT PURCHASER SHALL ASSUME AND MAINTAIN ALL LIABILITIES WITH RESPECT TO EARNED, BUT UNPAID WAGES, HOLIDAY PAY OR VACATION PAY FOR EACH TRANSFERRED EMPLOYEE, TO THE EXTENT INCLUDED IN THE CURRENT LIABILITIES ON THE CLOSING STATEMENT, AND THAT SELLER AND ITS SUBSIDIARIES SHALL HAVE NO FURTHER LIABILITY WITH RESPECT THERETO. SELLER SHALL RETAIN LIABILITIES RELATED TO WORKERS' COMPENSATION CLAIMS AGAINST SELLERS FOR CURRENT OR FORMER EMPLOYEES BASED ON OCCURRENCES PRIOR TO THE CLOSING DATE BUT ONLY TO THE EXTENT (I) THE AGGREGATE AMOUNT OF SUCH WORKERS' COMPENSATION CLAIMS EXCEEDS THE LIABILITIES FOR SUCH CLAIMS THAT ARE INCLUDED IN THE CURRENT LIABILITIES ON THE CLOSING STATEMENT AND (II) ANY SUCH CLAIM FOR WORKERS' COMPENSATION IS MADE PRIOR TO, ON OR WITHIN 90 DAYS AFTER THE CLOSING DATE. PURCHASER SHALL BE RESPONSIBLE FOR ALL OTHER LIABILITIES RELATED TO WORKERS' COMPENSATION CLAIMS FOR TRANSFERRED EMPLOYEES.

          EFFECTIVE AS OF THE CLOSING DATE, PURCHASER SHALL CAUSE EACH TRANSFERRED EMPLOYEE WHO WAS COVERED UNDER THE EMPLOYEE PLANS IMMEDIATELY PRIOR TO THE CLOSING DATE TO BE COVERED UNDER (I) A GROUP HEALTH PLAN MAINTAINED OR ESTABLISHED BY PURCHASER THAT IS SUBSTANTIALLY SIMILAR TO THE GROUP HEALTH PLAN MAINTAINED BY THE SELLERS IMMEDIATELY PRIOR TO THE CLOSING DATE FOR SUCH EMPLOYEE AND (II) OTHER EMPLOYEE BENEFIT PLANS, PROGRAMS AND ARRANGEMENTS MAINTAINED OR ESTABLISHED BY PURCHASER THAT ARE SUBSTANTIALLY SIMILAR IN THE AGGREGATE TO THE OTHER EMPLOYEE PLANS IN EFFECT IMMEDIATELY PRIOR TO THE CLOSING (COLLECTIVELY, THE "PURCHASER PLANS"). THE PURCHASER PLANS SHALL RECOGNIZE EACH TRANSFERRED EMPLOYEE'S PRIOR SERVICE THAT IS RECOGNIZED UNDER THE EMPLOYEE PLANS (INCLUDING PRIOR SERVICE WITH PREDECESSOR EMPLOYERS TO THE EXTENT SUCH PRIOR SERVICE IS RECOGNIZED UNDER THE EMPLOYEE PLANS) FOR ELIGIBILITY AND VESTING PURPOSES AND, IN THE CASE OF VACATION OR SEVERANCE BENEFITS, FOR PURPOSES OF DETERMINING THE AMOUNT OF BENEFITS. NO WAITING PERIOD OR EXCLUSION FROM COVERAGE OF ANY PRE-EXISTING CONDITION SHALL APPLY TO ANY TRANSFERRED EMPLOYEE (OR THEIR DEPENDENTS) UNDER ANY PURCHASER PLAN, EXCEPT TO THE EXTENT ANY SUCH WAITING PERIOD OR EXCLUSION WAS OTHERWISE APPLICABLE TO ANY SUCH TRANSFERRED EMPLOYEE UNDER THE CORRESPONDING EMPLOYEE PLAN IMMEDIATELY PRIOR TO THE CLOSING DATE. FOR THE PLAN YEAR IN WHICH THE CLOSING OCCURS, ALL PAYMENTS, CHARGES AND EXPENSES OF SUCH TRANSFERRED EMPLOYEES (AND THEIR ELIGIBLE DEPENDENTS) THAT WERE APPLIED TOWARD THE DEDUCTIBLE AND OUT-OF-POCKET MAXIMUMS UNDER THE EMPLOYEE PLANS THAT ARE WELFARE PLANS (WITHIN THE MEANING OF SECTION 3(1) OF ERISA) SHALL BE CREDITED TOWARD ANY DEDUCTIBLE AND OUT-OF-POCKET MAXIMUM APPLICABLE TO THE ANALOGOUS PURCHASER PLAN.

     Health & Welfare Claims. Seller and/or Employee Plans shall be responsible for all health and welfare claims incurred prior to the Closing Date by Employees (and their eligible dependents). Purchaser or Purchaser Plans shall be responsible for all health and welfare claims incurred on and after the Closing Date by Transferred Employees (and their eligible dependents). For this purpose, claims for health benefits shall be considered to be incurred when the services related to such claims were provided, and claims for other welfare benefits shall be considered to be incurred when the date of loss occurred. Seller and/or Employee Plans shall be solely responsible to comply with the notice and continuation coverage requirements of COBRA with respect to any Employee (other than the Transferred Employees) who experiences a qualifying event prior to the Closing Date or as a result of the Closing. The Purchaser shall be solely responsible for satisfying the notice and continuation coverage requirements of COBRA for Transferred Employees (and their eligible dependents) who are entitled to elect COBRA coverage on account of a qualifying event occurring on or after the Closing Date.

     Retirement Plans. Effective as of the Closing Date, Purchaser shall take all action necessary or appropriate to cause a defined contribution plan adopted or maintained by Purchaser (the "Purchaser 401(k) Plan") to recognize prior service with Seller or any of its Subsidiaries for purposes of vesting and participation. Seller shall permit and Purchaser shall cause the Purchaser 401(k) Plan to accept a "rollover" of any Transferred Employees' account balances under the 401(k) Plan of Seller and its Affiliates, as amended from time to time (the "Seller 401(k) Plan") to the Purchaser 401(k) Plan. In connection with any direct rollover elected by any Transferred Employee, Purchaser shall allow any such Transferred Employee's outstanding loan and related promissory note under the Seller 401(k) Plan to be rolled over into the Purchaser 401(k) Plan.

                              CONDITIONS TO CLOSING

     Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

          EACH OF THE REPRESENTATIONS AND WARRANTIES OF SELLERS SET FORTH IN THIS AGREEMENT SHALL BE TRUE AND CORRECT, ON AND AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE (OR ON THE DATE WHEN MADE IN THE CASE OF ANY REPRESENTATION AND WARRANTY WHICH SPECIFICALLY RELATES TO AN EARLIER DATE) WITH THE SAME FORCE AND EFFECT AS THOUGH MADE ON AND AS OF THE CLOSING DATE, IN EACH CASE IN ALL RESPECTS; PROVIDED, THAT, IN THE CASE OF ANY REPRESENTATIONS AND WARRANTIES THAT ARE NOT QUALIFIED BY ANY REFERENCE TO MATERIAL ADVERSE EFFECT, THIS CONDITION SHALL BE DEEMED SATISFIED IF (I) IN THE CASE OF REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 (ORGANIZATION AND GOOD STANDING), SECTION 5.2 (AUTHORIZATION OF AGREEMENT), AND THE FIRST SENTENCE OF SECTION 5.4 (TITLE TO PURCHASED ASSETS), SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE (OR SUCH EARLIER REFERENCED DATE) IN ALL MATERIAL RESPECTS AND (II) IN THE CASE OF OTHER REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V, SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE (OR SUCH EARLIER REFERENCED DATE), EXCEPT FOR SUCH BREACHES THAT WOULD NOT RESULT IN A MATERIAL IMPAIRMENT (PROVIDED, HOWEVER, THAT FOR PURPOSES OF DETERMINING WHETHER A BREACH HAS OCCURRED AND THE AMOUNT OF LIABILITY OR ADVERSE EFFECT RELATING TO SUCH BREACH, SUCH REPRESENTATIONS AND WARRANTIES SHALL BE CONSTRUED AS IF THEY WERE NOT QUALIFIED BY THE TERMS "MATERIAL" OR "MATERIALITY" OR OTHER TERMS OF SIMILAR IMPORT OR EFFECT), AND PURCHASER SHALL HAVE RECEIVED A CERTIFICATE SIGNED BY AN AUTHORIZED OFFICER OF SELLER ON BEHALF OF ALL SELLERS, DATED THE CLOSING DATE, TO THE FOREGOING EFFECT;

          EXCEPT AS WOULD NOT HAVE A MATERIAL IMPAIRMENT, SELLERS SHALL HAVE PERFORMED AND COMPLIED IN ALL MATERIAL RESPECTS WITH ALL OBLIGATIONS AND AGREEMENTS REQUIRED IN THIS AGREEMENT TO BE PERFORMED OR COMPLIED WITH BY IT PRIOR TO THE CLOSING DATE, AND PURCHASER SHALL HAVE RECEIVED A CERTIFICATE SIGNED BY AN AUTHORIZED OFFICER OF SELLER ON BEHALF OF ALL SELLERS, DATED THE CLOSING DATE, TO THE FORGOING EFFECT;

          SINCE THE DATE OF THIS AGREEMENT NO EVENT HAS OCCURRED THAT HAS HAD, OR COULD REASONABLY BE EXPECTED TO HAVE, A MATERIAL ADVERSE EFFECT; AND

          SELLERS SHALL HAVE DELIVERED, OR CAUSED TO BE DELIVERED, TO PURCHASER ALL OF THE ITEMS SET FORTH IN SECTION 4.2.

     Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Sellers in whole or in part to the extent permitted by applicable Law):

          EACH OF THE REPRESENTATIONS AND WARRANTIES OF PURCHASER SET FORTH IN THIS AGREEMENT QUALIFIED AS TO MATERIALITY SHALL BE TRUE AND CORRECT, AND THOSE NOT SO QUALIFIED SHALL BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS, AT AND AS OF THE CLOSING DATE AS THOUGH MADE ON THE CLOSING DATE, EXCEPT TO THE EXTENT SUCH REPRESENTATIONS AND WARRANTIES RELATE TO AN EARLIER DATE (IN WHICH CASE SUCH REPRESENTATIONS AND WARRANTIES QUALIFIED AS TO MATERIALITY SHALL BE TRUE AND CORRECT, AND THOSE NOT SO QUALIFIED SHALL BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS, ON AND AS OF SUCH EARLIER DATE), AND SELLERS SHALL HAVE RECEIVED A CERTIFICATE SIGNED BY AN AUTHORIZED OFFICER OF PURCHASER, DATED THE CLOSING DATE, TO THE FOREGOING EFFECT;

          PURCHASER SHALL HAVE PERFORMED AND COMPLIED IN ALL MATERIAL RESPECTS WITH ALL OBLIGATIONS AND AGREEMENTS REQUIRED BY THIS AGREEMENT TO BE PERFORMED OR COMPLIED WITH BY PURCHASER ON OR PRIOR TO THE CLOSING DATE, AND SELLERS SHALL HAVE RECEIVED A CERTIFICATE SIGNED BY AN AUTHORIZED OFFICER OF PURCHASER, DATED THE CLOSING DATE, TO THE FOREGOING EFFECT;

          PURCHASER SHALL HAVE DELIVERED, OR CAUSED TO BE DELIVERED, TO SELLERS ALL OF THE ITEMS SET FORTH IN SECTION 4.3; AND

          AT OR PRIOR TO THE CLOSING, SUBJECT TO SECTION 7.7, PURCHASER SHALL HAVE CURED, OR MADE ARRANGEMENTS, SATISFACTORY TO SELLERS IN THEIR SOLE DISCRETION, TO PROMPTLY CURE, ANY AND ALL MONETARY DEFAULTS UNDER THE ASSUMED CONTRACTS AND ASSUMED LEASES THAT ARE REQUIRED TO BE CURED UNDER THE BANKRUPTCY CODE, SO THAT THE ASSUMED CONTRACTS AND ASSUMED LEASES MAY BE ASSUMED BY SELLERS AND ASSIGNED TO PURCHASER IN ACCORDANCE WITH THE PROVISIONS OF SECTION 365 OF THE BANKRUPTCY CODE.

     Conditions Precedent to Obligations of Purchaser and Sellers. The respective obligations of Purchaser and Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser and Sellers in whole or in part to the extent permitted by applicable Law):

          THERE SHALL NOT BE IN EFFECT ANY ORDER BY A GOVERNMENTAL BODY OF COMPETENT JURISDICTION RESTRAINING, ENJOINING OR OTHERWISE PROHIBITING THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY;

          THE BANKRUPTCY COURT SHALL HAVE ENTERED THE BIDDING PROCEDURES ORDER, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO SELLERS AND PURCHASER;

          DURA SHALL HAVE OBTAINED THE CONSENTS REQUIRED UNDER THE DIP FINANCING, AND ALL LIENS ON THE PURCHASED ASSETS WITH RESPECT THERETO SHALL HAVE BEEN RELEASED;

          THE BANKRUPTCY COURT SHALL HAVE ENTERED THE SALE ORDER, AND SUCH SALE ORDER SHALL NOT BE SUBJECT TO A STAY PROVIDING FOR AN APPEAL; AND

          THE WAITING PERIOD APPLICABLE TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT UNDER THE HSR ACT SHALL HAVE EXPIRED OR EARLY TERMINATION SHALL HAVE BEEN GRANTED.

     Frustration of Closing Conditions. Neither Sellers nor Purchaser may rely on the failure of any condition set forth in Section 10.1, 10.2 or 10.3, as the case may be, if such failure was caused by such Party's failure to comply with any provision of this Agreement.

                                      TAXES

     Transfer Taxes. Purchaser shall be responsible for (and shall indemnify and hold harmless Sellers and their directors, officers, employees, Affiliates, agents, successors and permitted assigns against) any sales, use, stamp, documentary stamp, filing, recording, transfer or similar fees or taxes or governmental charges (including any interest and penalty thereon) payable solely by reason of the transactions contemplated by this Agreement ("Transfer Taxes"). To the extent that any Transfer Taxes are required to be paid by Sellers (or such Transfer Taxes are assessed against Sellers), Purchaser shall promptly reimburse Sellers, as applicable, for such Transfer Taxes. Sellers and Purchaser shall cooperate and consult with each other prior to filing any Tax Returns in respect of Transfer Taxes. Sellers and Purchaser shall cooperate and otherwise take commercially reasonable efforts to obtain any available refunds for Transfer Taxes. In no event shall any Party to this Agreement be responsible for the Taxes of any other party that arises as a consequence of the transactions consummated hereunder, except as provided above in this Section 11.1.

     Purchase Price Allocation. Sellers and Purchaser shall allocate the Purchase Price (including the Assumed Liabilities) among the Purchased Assets as specified in Schedule 11.2 and, in accordance with such allocation, Purchaser shall prepare and deliver to Sellers copies of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement"). Purchaser shall prepare and deliver to Sellers from time to time revised copies of the Asset Acquisition Statement (the "Revised Statements") so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any) consistent with the agreed upon allocation. The Purchase Price for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by Purchaser to Seller, and all income Tax Returns and reports filed by Purchaser and Sellers shall be prepared consistently with such allocation.

     Miscellaneous. Any agreement by and among the Sellers, any Selling Affiliate, Dura or Dura's Affiliates regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated at and as of the Closing. Purchaser and Sellers agree to utilize, or cause their respective Affiliates to utilize, the alternate procedure set forth in Revenue Procedure 2004-53 with respect to wage reporting.

                                  MISCELLANEOUS

     Expenses. Except as otherwise provided in this Agreement, Sellers and Purchaser shall bear their own expenses, including attorney's fees, incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; it being understood that Purchaser and Seller shall share equally the HSR Act filing fees. Notwithstanding the foregoing, in the event of any action or proceeding to interpret or enforce this Agreement, the prevailing party in such action or proceeding (i.e., the party who, in light of the issues contested or determined in the action or proceeding, was more successful) shall be entitled to have and recover from the non-prevailing party such costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees) as the prevailing party may incur in the pursuit or defense thereof.

     Injunctive Relief. Damages at law may be an inadequate remedy for the breach of any of the covenants, promises and agreements contained in this Agreement, and, accordingly, any Party hereto shall be entitled to injunctive relief with respect to any such breach, including, without limitation, specific performance of such covenants, promises or agreements or an order enjoining a party from any threatened, or from the continuation of any actual, breach of the covenants, promises or agreements contained in this Agreement. The rights set forth in this Section 12.2 shall be in addition to any other rights which a Party may have at law or in equity pursuant to this Agreement.

     Submission to Jurisdiction; Consent to Service of Process.

          WITHOUT LIMITING ANY PARTY'S RIGHT TO APPEAL ANY ORDER OF THE BANKRUPTCY COURT, (I) THE BANKRUPTCY COURT SHALL RETAIN EXCLUSIVE JURISDICTION TO ENFORCE THE TERMS OF THIS AGREEMENT AND TO DECIDE ANY CLAIMS OR DISPUTES WHICH MAY ARISE OR RESULT FROM, OR BE CONNECTED WITH, THIS AGREEMENT, ANY BREACH OR DEFAULT HEREUNDER, OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND (II) ANY AND ALL PROCEEDINGS RELATED TO THE FOREGOING SHALL BE FILED AND MAINTAINED ONLY IN THE BANKRUPTCY COURT, AND THE PARTIES HEREBY CONSENT TO AND SUBMIT TO THE JURISDICTION AND VENUE OF THE BANKRUPTCY COURT AND SHALL RECEIVE NOTICES AT SUCH LOCATIONS AS INDICATED IN SECTION 12.8 HEREOF; PROVIDED, HOWEVER, THAT IF THE CHAPTER 11 CASES HAS CLOSED, THE PARTIES AGREE TO UNCONDITIONALLY AND IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE RESOLUTION OF ANY SUCH CLAIM OR DISPUTE. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          EACH OF THE PARTIES HEREBY CONSENTS TO PROCESS BEING SERVED BY ANY PARTY IN ANY SUIT, ACTION OR PROCEEDING BY DELIVERY OF A COPY THEREOF IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.8.

     Waiver of Right to Trial by Jury. Each Party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

     Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the Parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than Sellers and Purchaser and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to Sellers or Purchaser. No provision of this Agreement shall give any third Persons any right of subrogation or action over or against Sellers or Purchaser.

     Governing Law. This Agreement shall be governed by and construed in accordance with the Bankruptcy Code and to the extent not consistent with the Bankruptcy Code, the laws of the State of Delaware applicable to contracts made and performed in such State.

     Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

          If to Sellers, to:

               Atwood Mobile Products, Inc.
               c/o Dura Automotive Systems, Inc.
               2791 Research Drive
               Rochester Hills, MI 48309
               Attn: David Harbert, Chief Financial Officer
               Telephone: (248) 299-7500
               Facsimile: (248) 299-7501

          With a copy (which shall not constitute notice) to:

               Kirkland & Ellis LLP
               200 East Randolph Drive
               Chicago, Illinois 60601-6636
               Attn: Marc Keiselstein, P.C.
                     Michael G. Timmers, P.C.
                     Telephone: (312) 861-2000
                     Facsimile: (312) 861-2200

          If to Purchaser, to:

               Atwood Acquisition Co. LLC
               c/o Hunton & Williams LLP
               Energy Plaza, 30th Floor
               1601 Bryan Street
               Dallas, TX 75201-3402
               Attn: Andrew W. Lawrence, Esq.
               Telephone: (214) 979-3000
               Facsimile: (214) 880-0011

          With a copy to:

               Hunton & Williams LLP
               951 E. Byrd Street
               Riverfront Plaza, East Tower
               Richmond, Virginia 23219-4074
               Attn: Sean P. Ducharme, Esq.
               Telephone: (804) 788-8200
               Facsimile: (804) 788-8218

     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a Party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other Parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Purchaser may assign its rights under this Agreement to any Affiliate of Purchaser, so long as such assignment is not part of a plan to avoid this anti-assignment provision, and to any lender providing financing to Purchaser for collateral security purposes. No assignment of any obligations hereunder shall relieve the Parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

     Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner or equityholder (other than Seller) of any Seller shall have any liability for any obligations or Liabilities of Sellers under this Agreement or the Seller Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

     Termination of Representations and Warranties. All representations and warranties made by Sellers and Purchaser in this Agreement shall terminate on the Closing Date upon the purchase of the Purchased Assets by Purchaser, and neither Sellers nor Purchaser shall have any liability after the Closing Date for any breach of any representation or warranty.

     Warranties Exclusive. The representations and warranties contained herein are the only representations or warranties given by Sellers or being relied upon by Purchaser, and all other express or implied warranties are disclaimed. Without limiting the foregoing, subject to the representations and warranties contained herein, Purchaser acknowledges that the Purchased Assets are conveyed "AS IS," "WHERE IS" and "WITH ALL FAULTS" and that all warranties of merchantability, usage or suitability or fitness for a particular purpose are disclaimed. Without limiting the foregoing, Purchaser further acknowledges that no material or information provided by or communications made by Sellers or their agents will create any representation or warranty of any kind, whether express or implied, with respect to the Purchased Assets and the title thereto, the operation of the Purchased Assets, or the prospects (financial and otherwise), risks and other incidents of the Business.

     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     Mutual Drafting. This Agreement is the result of the joint efforts of Purchaser and Sellers, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there is to be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                        PURCHASER

                                        ATWOOD ACQUISITION CO. LLC

                                        By: /s/ Ted. W. Beneski
                                           -------------------------------------
                                        Name: Ted W. Beneski
                                        Title: Chairman of the Board


                                        SELLERS

                                        ATWOOD MOBILE PRODUCTS, INC.


                                        By: /s/ Theresa Skotak
                                            ------------------------------------
                                        Name: Theresa Skotak
                                        Title: President


                                        CREATION GROUP HOLDINGS, INC.


                                        By: /s/ Theresa Skotak
                                            ------------------------------------
                                        Name: Theresa Skotak
                                        Title: President


                                        KEMBERLY, INC.


                                        By: /s/ Theresa Skotak
                                            ------------------------------------
                                        Name: Theresa Skotak
                                        Title: President


                                        CREATION GROUP, INC.


                                        By: /s/ Theresa Skotak
                                            ------------------------------------
                                        Name: Theresa Skotak
                                        Title: President

                                        CREATION GROUP TRANSPORTATION, INC.


                                        By: /s/ Theresa Skotak
                                            ------------------------------------
                                        Name: Theresa Skotak
                                        Title: President


                                        SPEC-TEMP, INC.


                                        By: /s/ Theresa Skotak
                                            ------------------------------------
                                        Name: Theresa Skotak
                                        Title: President


                                        CREATION WINDOWS, INC.


                                        By: /s/ Theresa Skotak
                                            ------------------------------------
                                        Name: Theresa Skotak
                                        Title: President